Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248464

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 4, 2020)

Up to $25,000,000

Ordinary Shares in the Form of American Depositary Shares

We have entered into an Open Market Sale AgreementSM, or the Sales Agreement, with Jefferies LLC, or Jefferies relating to American Depositary Shares, or ADSs, each representing one ordinary share, no nominal value, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having an aggregate offering price of up to $25,000,000 from to time to time through Jefferies, acting as sales agent. The number of ADSs to be sold shall not exceed 2,777,777.

ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “CYAD.” On September 8, 2020, the last reported sale price of the ADSs as reported on the Nasdaq Global Market was $9.91 per ADS.

Sales of ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all ADSs requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a fixed commission rate of 4.0% of the gross sale price per ADSs sold under the Sales Agreement. In connection with the sale of ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Jefferies.

Investing in ADSs involves a high degree of risk. See the information contained under “Risk Factors“ section beginning on page S-8 of this prospectus supplement and the documents incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor the FSMA has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is September 11, 2020

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts and is part of the registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Under the shelf registration process, we may offer ADSs having an aggregate offering price of up to $25,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering. The number of ADSs to be sold under this prospectus supplement shall not exceed 2,777,777. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not, and Jefferies has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement or contained in any permitted free writing prospectuses we may authorize for use in connection with this offering. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus supplement and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of ADSs. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement in making your investment decision. You should read this prospectus supplement, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, before investing in ADSs.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.

Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and Jefferies are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where such offers and sales are permitted, excluding Belgium. Sales of ADSs will only be conducted through the Nasdaq Stock Market or any other existing U.S. trading market for the ADSs. No sales of ADSs will be conducted through Euronext. The distribution of this prospectus supplement and the offering of ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution

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of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

No offering prospectus has been approved by the Belgian or other EEA regulator. In relation to each Member State of the EEA and the United Kingdom (each a “Relevant State”), no shares or ADSs have been offered or will be offered pursuant to the Sale Agreement to the public in that Relevant State prior to the publication of a prospectus in relation to the shares or ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares or ADSs at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of us or Jefferies for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares or ADSs shall require us or Jefferies to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares or ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any shares or ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement or the accompanying prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, and the applicable prospectus and any related free writing prospectus, the words “Celyad Oncology,” “CYAD,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to Celyad Oncology SA and its consolidated subsidiaries. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

Unless otherwise indicated, all references to “U.S. dollars,” “USD,” “dollars,” “US$” and “$” in this prospectus supplement are to the lawful currency of the United States of America and references to “Euro,” “EUR,” and “€” are to the lawful currency of Belgium.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated herein and therein by reference, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated herein and therein by reference, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	our ability to advance drug product candidates into, and successfully complete, clinical trials;

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our ability to successfully manufacture drug product for our clinical trials, including drug product with the desired number of T cells under our clinical trial protocols, and our ability to improve and automate these manufacturing procedures in the future;

•	our reliance on the success of our drug product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to develop sales and marketing capabilities;

•	the commercialization of our drug product candidates, if approved;

•	the pricing and reimbursement of our drug product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, drug product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our drug product candidates and technology;

•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	cost associated with enforcing or defending intellectual property infringement, misappropriation or violation; product liability; and other claims;

•	regulatory development in the United States, the European Union, and other jurisdictions;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	the rate and degree of market acceptance of our drug product candidates, if approved;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing therapies;

•	our ability to effectively manage our anticipated growth;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to build our finance infrastructure, improve our accounting systems and controls and remedy the material weakness identified in our internal control over financial reporting;

•	our expectations regarding the period during which we qualify as an emerging growth company under the U.S. Jumpstart Our Business Startups Act of 2012 (the JOBS Act);

•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•	our expectations regarding our passive foreign investment company (PFIC) status;

•	the effect of the COVID-19 pandemic on any of the foregoing; and

•	other risks and uncertainties, including those listed in the section of this prospectus supplement titled “Risk Factors.”

You should refer to the section titled “Risk Factors” in this prospectus supplement and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC specifically under the section titled “Item 3.D. — Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or of the documents incorporated by reference herein, as applicable, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in ADSs. Before investing in ADSs, you should carefully read the information contained and incorporated by reference in this prospectus supplement, including the section titled “Risk Factors” and the financial statements and accompanying notes.

Overview

We are a clinical-stage biotechnology company focused on the discovery and development of chimeric antigen receptor T cell (CAR T) therapies for cancer. We are developing a diversified pipeline of allogeneic and autologous CAR T cell therapy candidates for cancer patients with hematological malignancies and solid tumors.

Our lead allogeneic candidate CYAD-101 is an NKG2D receptor-based CAR T, which incorporates our non-gene edited allogeneic T cell receptor Inhibitory Molecule (TIM) technology, for the treatment of refractory metastatic colorectal cancer (mCRC). We are also developing a short hairpin RNA (shRNA)-based non-gene edited allogeneic CAR T candidate CYAD-211, a B cell maturation antigen (BCMA) receptor CAR T for the treatment of relapsed or refractory multiple myeloma (r/r MM). Our autologous CAR T franchise is evaluating our NKG2D receptor-based CAR T candidates CYAD-01 and next-generation CYAD-02 for the treatment of relapsed or refractory acute myeloid leukemia (r/r AML) and myelodysplastic syndromes (MDS).

Corporate Information

Our legal and commercial name is Celyad Oncology SA. Prior to June 8, 2020, our corporate name was Celyad SA, and prior to May 5, 2015, our corporate name was Cardio3 Biosciences SA. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities (RPM Nivelles) under the enterprise number 0891.118.115. We were incorporated in Belgium on July 24, 2007 for an unlimited duration. Our fiscal year ends December 31.

Our principal executive and registered offices are located at Rue Edouard Belin 2, 1435 Mont-Saint-Guibert, Belgium, telephone number: +32 10 394 100 and World Financial District, 60 Broad Street, Suite 3502, New York, NY 10004, telephone number: + 1 (857) 990-6900. Our agent for service of process in the United States is CT Corporation System.

We have three wholly owned subsidiaries: Celyad Inc., a Delaware Corporation that is headquartered in our New York office; CorQuest Medical Inc., a Delaware Corporation that is headquartered in our New York office; and Biological Manufacturing Services SA, a company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law that is headquartered in our Mont-Saint-Guibert office.

We also maintain a website at www.celyad.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website does not constitute a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our securities.

Implications of being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of ordinary shares (or ADSs representing such shares) that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than an aggregate of $1.07 billion in non-convertible debt during the prior three-year period. We expect to cease being an emerging growth company on December 31, 2020.

We are considered a “foreign private issuer.” In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares or the ADSs. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we reported and intend to continue to report our results of operations voluntarily on a quarterly basis. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find our ADSs less attractive, which could result in a less active trading market for our ADSs or more volatility in the price of our ADSs.

THE OFFERING

ADSs offered by us:	ADSs, each representing one ordinary share, having an aggregate offering price of up to $25,000,000.

Ordinary shares to be outstanding after this offering:	Up to 2,777,777 ordinary shares, including ordinary shares represented by ADSs (as more fully described in the notes following this table), however, we have assumed sales of 2,522,704 ADSs in this offering at an offering price of $9.91 per ADS, which was the last reported sale price of ADSs on the Nasdaq Global Market on September 8, 2020. The actual number of ADSs issued will vary depending on the sales prices under this offering.

American Depositary Shares:	Each ADS represents one ordinary share, no nominal value. You will have the rights of an ADS holder as provided in the deposit agreement among us, the ADS depositary and all holders and beneficial owners of ADSs issued thereunder. We encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

ADS Depositary	Citibank, N.A.

Plan of Distribution:	“At the market offering” that may be made from time to time on the Nasdaq Global Market or other existing trading market for ADSs through our sales agent, Jefferies and such other sales as agreed upon by us and Jefferies. See “Plan of Distribution” on page S-14.

Use of Proceeds:	Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund general corporate purposes. See “Use of Proceeds” located on page S-10.

Risk Factors:	Investing in ADSs involve risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in ADSs.

Nasdaq Global Market symbol:	“CYAD”

All information in this prospectus supplement related to the number of our ordinary shares to be outstanding immediately after this offering is based on 13,942,344 shares of our ordinary shares outstanding as of June 30, 2020 and excludes 1,594,156 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2020 pursuant to our warrant plans, at a weighted average exercise price of €19.36 per warrant. Unless otherwise stated, all information contained in this prospectus supplement assumes allocation of 10,000 warrants after June 30, 2020, which is not included in the 1,594,156 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2020. Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of warrants after June 30, 2020 and reflects an assumed public offering price of $9.91, which was the last reported sale price of ADSs on the Nasdaq Global Market on September 8, 2020.

RISK FACTORS

Investing in ADSs involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below in our most recent and any subsequent or, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus supplement, the accompanying prospectus and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of ADSs could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to This Offering and Our Securities

The price of the ADSs and ordinary shares historically has been volatile, which may affect the price at which you could sell the ADSs or ordinary shares.

The trading price of ADSs has been, and is likely to continue to be, highly volatile. The market value of an investment in ADSs may fall sharply at any time due to this volatility. The market price for ADSs has varied between a high price of $13.68 on September 9, 2019 and a low price of $4.18 on March 16, 2020. in the 12-month period ended on September 8, 2020. The ADS and ordinary share prices are likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in our filings with the SEC and the “Risk Factors” and under “Item 3.D. — Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019 or our subsequent periodic reports; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering, including applications for working capital, possible acquisitions and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

If you purchase ADSs in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares.

The offering price per ADS in this offering may exceed the net tangible book value per ADS prior to this offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our ordinary shares in the maximum aggregate offering amount of $25,000,000 at an assumed offering price of $9.91 per share, the last reported sale price of ADSs on The Nasdaq Global Market on September 8, 2020, and after deducting estimated offering commissions and estimated fees payable by us, our net tangible book value as of June 30, 2020 would have been $16.7 million, or $1.01 per ADS. This represents an immediate increase in the net tangible book value of $1.48 per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $8.90 per share to new investors who purchase ADSs in the offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

This dilution is due to the substantially lower price paid by some of our investors who purchased ADSs or ordinary shares prior to this offering as compared to the price to be offered to the public in this offering and the exercise of share options granted to our employees, directors and consultants. In addition, we have a significant number of share options and warrants outstanding. The exercise of any of these outstanding options or warrants would result in further dilution. As a result of the dilution to investors purchasing ADSs in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of ADSs or securities convertible into or exchangeable for ordinary shares.

Future issuances of ADSs or ordinary shares-related securities, together with the exercise of outstanding share options or warrants, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

We may require additional financing, which may not be available on favorable terms or at all, and which may result in dilution of the equity interest of the holders of ADSs.

We may require additional financing to fund the continued identification and development of new product candidates. We may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. If we cannot obtain financing when needed, or obtain it on favorable terms, we may be required to curtail our plans to continue to develop new products, or acquire additional products and businesses. Other factors that will affect future capital requirements and may require us to seek additional financing include:

•	the development and acquisition of new product candidates and technologies;

•	the progress of our research and product development programs; and

•	the timing of, and amounts received from, future product sales, product development fees and licensing revenue and royalties.

If adequate funds are not available, we may be required to significantly reduce or refocus our product development efforts, resulting in loss of sales, increased costs and reduced revenues. Alternatively, to obtain needed funds for acquisitions or operations, we may choose to issue additional ADSs representing our ordinary shares, or issue equity-linked debt, or we may choose to issue preferred shares, in either case through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of such equity financings, may result in dilution to the holders of ADSs.

Sales of a substantial number of shares of ADSs in the public market could cause our share price to fall.

Sales of a substantial number of ADSs in the public market or the perception that these sales might occur could depress the market price of ADSs and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of ADSs. In addition, the sale of substantial amounts of ADSs could adversely impact its price. As of September 8, 2020, we had outstanding 13,942,344 ordinary shares, no options to purchase ordinary shares or ADSs and 1,604,156 warrants exercisable for ordinary shares. The sale or the availability for sale of a large number of ADSs in the public market could cause the price of ADSs to decline.

The market price of ADSs may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the Nasdaq Global Market.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, ADSs and sales of substantial amounts of ADSs in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability and economic conditions in the U.S. and abroad have contributed to the extreme volatility of the markets, which may have an effect on the market price of ADSs.

USE OF PROCEEDS

We may issue and sell shares of ADSs having aggregate sales proceeds of up to $25,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our sales agreement with Jefferies as a source of financing.

We intend to use the net proceeds from the sale of any securities offered under this prospectus supplement for general corporate purposes. General corporate purposes may include costs to commercialize our products, research and development and clinical development costs to support the advancement of our product candidates and the expansion of our product candidate pipeline; funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the use of net proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying cash dividends on our equity securities in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business. All of the ADSs offered by this prospectus supplement will have the same dividend rights as all of our other outstanding ordinary shares. In general, distributions of dividends proposed by our board of directors require the approval of our shareholders at a meeting of shareholders with a simple majority vote, although our board of directors may declare interim dividends without shareholder approval, subject to the terms and conditions of the Belgian Companies and Associations Code.

Pursuant to Belgian law, the calculation of amounts available for distribution to shareholders, as dividends or otherwise, must be determined on the basis of our non-consolidated statutory financial accounts prepared under Belgian GAAP, and not on the basis of IFRS consolidated accounts. In addition, under the Belgian Companies and Associations Code, we may declare or pay dividends only if, following the declaration and issuance of the dividends, the amount of our net assets on the date of the closing of the last financial year according to our non-consolidated statutory annual accounts (i.e., the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all as prepared in accordance with Belgian accounting rules), decreased with the non-amortized costs of incorporation and expansion and the non-amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the called capital), increased with the amount of non-distributable reserves. Finally, prior to distributing dividends, we must allocate at least 5% of our annual net profits (under our non-consolidated statutory accounts prepared in accordance with Belgian accounting rules) to a legal reserve, until the reserve amounts to 10% of our share capital.

DILUTION

If you invest in ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ADS in this offering and the as adjusted net tangible book value per ordinary share (including ordinary shares represented by ADSs) immediately after this offering. The net tangible book value of our ordinary shares (including ordinary shares represented by ADSs) as of June 30, 2020 was approximately $(6.5) million (based on EUR/USD exchange rate of 1.122 as of June 30, 2020), or approximately $(0.47) per ordinary share (including ordinary shares represented by ADSs) based upon 13,942,344 ordinary shares (including ordinary shares represented by ADSs) outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of June 30, 2020.

Net tangible book value dilution per ADS to investors participating in this offering represents the difference between the amount per share paid by purchasers of ADSs in this offering and the as adjusted net tangible book value per ordinary share (including ordinary shares represented by ADSs) immediately after this offering. After giving effect to the sale of 2,522,704 ADSs in this offering at an assumed public offering price of $9.91 per ADS, the last reported sale price of ADSs on the Nasdaq Global Market on September 8, 2020, and after deducting sales commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $16.7 million (based on EUR/USD exchange rate of 1.178 as of September 8, 2020), or approximately $1.01 per ordinary share (including ordinary shares represented by ADSs). This represents an immediate increase in as adjusted net tangible book value of $1.48 per ordinary share (including ordinary shares represented by ADSs) to our existing shareholders and an immediate dilution in net tangible book value of $8.90 per ADS to investors participating in this offering at the assumed public offering price.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Assumed public offering price per ADS		$9.91
Historical net tangible book value per ordinary share (including ordinary shares represented by ADSs) as of June 30, 2020	$(0.47)
Increase in net tangible book value per ordinary share (including ordinary shares represented by ADSs) attributable to the offering	$1.48

As adjusted net tangible book value per ordinary share (including ordinary shares represented by ADSs) after giving effect to this offering		$1.01

Dilution in net tangible book value per ADSs to investors participating in this offering		$8.90

The table above assumes for illustrative purposes that an aggregate of $25,000,000 of ADSs are sold at a price of $9.91 per ADS, the last reported sale price of ADSs on the Nasdaq Global Market on September 8, 2020. The ADSs sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $9.91 per ADS shown in the table above, assuming all of ADSs in the aggregate amount of $25,000,000 is sold at that price, would increase our as adjusted net tangible book value per ordinary share (which may be in the form of ADSs) after the offering to $1.03 per ordinary share (which may be in the form of ADSs) and would increase the dilution in net tangible book value per ADS to investors participating in this offering to $9.88 per ADS, after deducting sales commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $9.91 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of $25,000,000 is sold at that price, would decrease our as adjusted net tangible book value per ordinary share (which may be in the form of ADSs) after the offering to $1.00 per ordinary share (including ordinary shares represented by ADSs) and would decrease the dilution in net tangible book value per ADS to investors participating in this offering to $7.91 per ADS, after deducting sales commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual price at which ADSs are sold.

The table and discussion above are based on 13,942,344 ordinary shares ordinary share (including ordinary shares represented by ADSs) outstanding as of June 30, 2020 and excludes 1,594,156 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2020 pursuant to our warrants plans, at a weighted average exercise price of €19.36 per warrant.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $25,000,000 of ADSs from time to time through Jefferies acting as agent. Sales of ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell ADSs under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell ADSs are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 4.0% of the aggregate gross proceeds we receive from each sale of ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $0.5 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which ADSs sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of ADSs pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a report on Form 6-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Certain legal matters with respect to United States law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Belgian law in connection with this offering will be passed upon for us by CMS DeBacker SCRL and Harvest Legal. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York, with respect to U.S. federal law, and Allen & Overy LLP, with respect to Belgian law.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Réviseurs d’Entreprises SCRL, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Réviseurs d’Entreprises SCRL Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevioren / Institut des Réviseurs d’Entreprises

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus supplement is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus supplement does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus supplement is qualified in its entirety by such other information.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers and file annual and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. Additionally, we make these filings available, free of charge, on our website at www.celyad.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

Information Provided by Us

We will furnish holders of our ordinary shares with annual reports containing audited consolidated financial statements and a report by our independent registered public accounting firm. The audited consolidated financial statements will be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus supplement.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus supplement to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate herein by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 25, 2020;

•

our reports on Form 6-K filed with the SEC on March  11, 2020; March  25, 2020; May 6, 2020; May 7, 2020, June 10, 2020 and August  7, 2020 (other than portions expressly excluded from incorporation by reference);

•

the description of ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2015, including any subsequent amendments or reports filed for the purpose of updating such description; and

•	any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and until this offering is completed.

Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, Rue Edouard Belin 2, 1435 Mont-Saint-Guibert, Belgium, Tel. No.: +32 10 394 100.

You also may access these filings on our website at www.celyad.com. We do not incorporate the information on our website into this prospectus supplement you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

PROSPECTUS

$250,000,000

Ordinary Shares

Ordinary Shares in the Form of American Depositary Shares

Preference Shares

Preference Shares in the Form of American Depositary Shares

Warrants

Units

Debt Securities

This prospectus will allow us to offer and sell from time to time at prices and on terms to be determined at or prior to the time of one or more offerings, up to $250,000,000 of any combination, together or separately, of ordinary shares; ordinary shares in the form of American Depositary Shares, or ADSs; preference shares; preference shares in the form of ADSs; warrants; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares or preference shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preference shares or debt securities, the preference shares may be convertible into or exchangeable for ordinary shares and the debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our ordinary shares in the form of ADSs are traded on the NASDAQ Global Market under the symbol “CYAD.” Our ordinary shares are traded on Euronext Brussels and Euronext Paris under the symbol “CYAD.”

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the U.S. Securities and Exchange Commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 4, 2020

Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. We may also provide a prospectus supplement that will contain additional or more specific information about the terms of any offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and an applicable prospectus supplement, if any, together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including the exhibits thereto. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, if any, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary does not contain all of the information that you should consider in making your investment decision. Before investing our the ADSs, you should read this entire prospectus carefully, including each of the documents incorporated herein by reference, for a more complete understanding of our business and this offering.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Celyad,” “CYAD,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to Celyad Oncology SA and its consolidated subsidiaries; and the term “securities” refers collectively to our ordinary shares, ordinary shares in the form of ADSs, preference shares, preference shares in the form of ADSs, warrants to purchase ordinary shares or preference shares or debt securities, units, debt securities, or any combination of the foregoing securities. Unless otherwise indicated, all references to “U.S. dollars,” “USD,” “dollars,” “US$” and “$” in this prospectus are to the lawful currency of the United States of America and references to “Euro,” “EUR,” and “€” are to the lawful currency of Belgium.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including any supplement to this prospectus and the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management.

All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	our ability to advance drug product candidates into, and successfully complete, clinical trials;

•

our ability to successfully manufacture drug product for our clinical trials, including drug product with the desired number of T cells under our clinical trial protocols, and our ability to improve and automate these manufacturing procedures in the future;

•	our reliance on the success of our drug product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to develop sales and marketing capabilities;

•	the commercialization of our drug product candidates, if approved;

•	the pricing and reimbursement of our drug product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, drug product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our drug product candidates and technology;

•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	cost associated with enforcing or defending intellectual property infringement, misappropriation or violation; product liability; and other claims;

•	regulatory development in the United States, the European Union, and other jurisdictions;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	the rate and degree of market acceptance of our drug product candidates, if approved;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing therapies;

•	our ability to effectively manage our anticipated growth;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to build our finance infrastructure, improve our accounting systems and controls and remedy the material weakness identified in our internal control over financial reporting;

•	our expectations regarding the period during which we qualify as an emerging growth company under the U.S. Jumpstart Our Business Startups Act of 2012 (the JOBS Act);

•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•	our expectations regarding our passive foreign investment company (PFIC) status;

•	the effect of the COVID-19 pandemic on any of the foregoing; and

•	other risks and uncertainties, including those listed in the section of this prospectus titled “Risk Factors.”

You should refer to the section titled “Risk Factors” in this prospectus or any accompanying prospectus supplements for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, including any prospectus supplements and the documents that we reference in this prospectus and have filed as exhibits to this prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY

Overview

We are a clinical-stage biotechnology company focused on the discovery and development of chimeric antigen receptor T cell (CAR T) therapies for cancer. We are developing a diversified pipeline of allogeneic and autologous CAR T cell therapy candidates for cancer patients with hematological malignancies and solid tumors.

Our lead allogeneic candidate CYAD-101 is an NKG2D receptor-based CAR T, which incorporates our non-gene edited allogeneic T cell receptor Inhibitory Molecule (TIM) technology, for the treatment of refractory metastatic colorectal cancer (mCRC). We are also developing a short hairpin RNA (shRNA)-based non-gene edited allogeneic CAR T candidate CYAD-211, a B cell maturation antigen (BCMA) receptor CAR T for the treatment of relapsed or refractory multiple myeloma (r/r MM). Our autologous CAR T franchise is evaluating our NKG2D receptor-based CAR T candidates CYAD-01 and next-generation CYAD-02 for the treatment of relapsed or refractory acute myeloid leukemia (r/r AML) and myelodysplastic syndromes (MDS).

Corporate Information

Our legal and commercial name is Celyad Oncology SA. Prior to June 8, 2020, our corporate name was Celyad SA, and prior to May 5, 2015, our corporate name was Cardio3 Biosciences SA. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities (RPM Nivelles) under the enterprise number 0891.118.115. We were incorporated in Belgium on July 24, 2007 for an unlimited duration. Our fiscal year ends December 31.

Our principal executive and registered offices are located at rue Edouard Belin 2, 1435 Mont-Saint-Guibert, Belgium, telephone number: +32 10 394 100 and World Financial District, 60 Broad Street, Suite 3502, New York, NY 10004, telephone number: + 1 (857) 990-6900. Our agent for service of process in the United States is CT Corporation System.

We have three wholly owned subsidiaries: Celyad Inc., a Delaware Corporation that is headquartered in our New York office; CorQuest Medical Inc., a Delaware Corporation that is headquartered in our New York office; and Biological Manufacturing Services SA, a company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law that is headquartered in our Mont-Saint-Guibert office.

We also maintain a website at www.celyad.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website does not constitute a part of this prospectus or any supplement to this prospectus.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of ordinary shares (or ADSs representing such shares) that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than an aggregate of $1.07 billion in non-convertible debt during the prior three-year period. We expect to cease being an emerging growth company on December 31, 2020.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements” above.

Risks Related to Product Development, Regulatory Approval and Commercialization

We are heavily dependent on the regulatory approval of our clinical candidates CYAD-01, CYAD-02, CYAD-101 and CYAD-211 in the United States and Europe, and subsequent commercial success of CYAD-01, CYAD-02, CYAD-101 and CYAD-211, both of which may never occur.

We are a clinical-stage biopharmaceutical company with no products approved by regulatory authorities or available for commercial sale. We may be unable to develop or commercialize a product, product candidate or research program, or may cease some of our operations, which may have a material adverse effect on our business.

We have generated limited revenue to date and do not expect to generate any revenue from product sales for the foreseeable future. As a result, our future success is currently dependent upon the regulatory approval and commercial success of our clinical CAR-T cell therapies, including CYAD-01, CYAD-02, CYAD-101 and CYAD-211 which we intend to seek approval. Our ability to generate revenues in the near term will depend on our ability to obtain regulatory approval and successfully commercialize CYAD-01, CYAD-02, CYAD-101 and CYAD-211 in the United States, the first country in which we intend to seek approval for these candidates. We may experience delays in obtaining regulatory approval in the United States for these clinical candidates, if it is approved at all, and the price of our ordinary shares and/or ADSs may be negatively impacted. Even if we receive regulatory approval, the timing of the commercial launch of CYAD-01, CYAD-02, CYAD-101 and CYAD-211 in the United States is dependent upon a number of factors, including, but not limited to, hiring sales and marketing personnel, pricing and reimbursement timelines, the production of sufficient quantities of commercial drug product and implementation of marketing and distribution infrastructure.

In addition, we have incurred and expect to continue to incur significant expenses as we continue to pursue the approval of CYAD-01, CYAD-02, CYAD-101 and CYAD-211 in the United States, Europe and elsewhere. We plan to devote a substantial portion of our effort and financial resources in order to continue to grow our operational capabilities. This represents a significant investment in the clinical and regulatory success of CYAD-01 and CYAD-02 for the treatment of relapsed / refractory acute myeloid leukemia, CYAD-101 for the treatment of metastatic colorectal cancer and CYAD-211 for the treatment of relapsed or refractory multiple myeloma, which is uncertain. The success of our clinical candidates, if approved, and revenue from commercial sales, will depend on several factors, including:

•	execution of an effective sales and marketing strategy for the commercialization of CYAD-01, CYAD-02, CYAD-101 and CYAD-211;

•	acceptance by patients, the medical community and third-party payors;

•	our success in educating physicians and patients about the benefits, administration and use of CYAD-01, CYAD-02, CYAD-101 and CYAD-211;

•	the incidence and prevalence of the indications for which our CYAD-01 and CYAD-02 drug product candidates are approved in those markets in which the candidate(s) are approved;

•	the prevalence and severity of side effects, if any, experienced by patients treated with CYAD-01, CYAD-02, CYAD-101 and CYAD-211;

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the availability, perceived advantages, cost, safety and efficacy of alternative treatments, including potential alternate treatments that may currently be available or in development or may later be available or in development or approved by regulatory authorities;

•	successful implementation of our manufacturing processes that we plan to include in a future biologics license application, or BLA, and production of sufficient quantities of commercial drug product;

•	maintaining compliance with regulatory requirements, including current good manufacturing practices, or cGMPs, good laboratory practices, or GLPs and good clinical practices, or GCPs; and

•	obtaining and maintaining patent, trademark and trade secret protection and regulatory exclusivity and otherwise protecting our rights in our intellectual property portfolio.

We may also fail in our efforts to develop and commercialize future drug product candidates, including CYAD-103 and our other CYAD-200 series of next-generation CAR T candidates. If this were to occur, we would continue to be heavily dependent on the regulatory approval and successful commercialization of our NKG2D CAR-T product candidates, including CYAD-01, CYAD-02, CYAD-101 and CYAD-211, our development costs may increase and our ability to generate revenue or profits, or to raise additional capital, could be impaired.

The achievement of milestones (such as those related to research and development, scientific, clinical, regulatory and business) will trigger payment obligations towards Celdara and Dartmouth, which will negatively impact our profitability.

Our clinical trials are ongoing and not complete. Initial success in our ongoing clinical trial may not be indicative of results obtained when this trial is completed. Furthermore, success in early clinical trials may not be indicative of results obtained in later trials.

Our clinical experience with our lead drug product candidates is limited. We have treated a small number of patients as of the date of this prospectus. In particular, the results of our alloSHRINK, THINK and DEPLETHINK trials should not be relied upon as evidence that our ongoing or future clinical trials will succeed. Trial designs and results from previous or ongoing trials are not necessarily predictive of future clinical trial results, and initial or interim results may not continue or be confirmed upon completion of the trial. These data, or other positive data, may not continue or occur for these patients or for any future patients in our ongoing or future clinical trials, and may not be repeated or observed in ongoing or future trials involving our drug product candidates. There is limited data concerning long-term safety and efficacy following treatment with our product candidates. Our product candidates may fail to show the desired safety and efficacy in later stages of clinical development despite having successfully advanced through initial clinical trials. There can be no assurance that any of these trials will ultimately be successful or support further clinical advancement or regulatory approval of our product candidates.

There is a high failure rate for drugs and biologics proceeding through clinical trials. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in later stage clinical trials even after achieving promising results in earlier stage clinical trials. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

In previous clinical trials involving T cell-based immunotherapies, some patients experienced serious adverse events. Our drug product candidates may demonstrate a similar effect or have other properties that could halt our clinical development, prevent our regulatory approval, limit our commercial potential, or result in significant negative consequences.

In previous and ongoing clinical trials involving CAR-T cell products by other companies or academic researchers, many patients experienced side effects such as neurotoxicity and cytokine release syndrome (CRS), which have in some cases resulted in clinical holds in ongoing clinical trials of CAR-T drug product candidates. There have been life threatening events related to severe neurotoxicity and CRS, requiring intense medical intervention such as intubation or pressor support, and in several cases, resulted in death. Severe neurotoxicity is a condition that is currently defined clinically by cerebral edema, confusion, drowsiness, speech impairment, tremors, seizures, or other central nervous system side effects, when such side effects are serious enough to lead to intensive care. In some cases, severe neurotoxicity was thought to be associated with the use of certain lymphodepletion preconditioning regimens used prior to the administration of the CAR-T cell products. CRS is a condition that is currently defined clinically by certain symptoms related to the release of cytokines, which can include fever, chills, low blood pressure, when such side effects are serious enough to lead to intensive care with mechanical ventilation or significant vasopressor support. The exact cause or causes of CRS and severe neurotoxicity in connection with treatment of CAR-T cell products is not fully understood at this time. In addition, patients have experienced other adverse events in these studies, such as a reduction in the number of blood cells (in the form of neutropenia, thrombocytopenia, anemia or other cytopenias), febrile neutropenia, chemical laboratory abnormalities (including elevated liver enzymes), and renal failure.

Undesirable side effects caused by our drug product candidates, CYAD-01, CYAD-02 and CYAD-101 or other T cell-based immunotherapy drug product candidates, could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign regulatory authorities. Results of our trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trials or result in potential product liability claims. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff, as toxicities resulting from T cell-based immunotherapies are not normally encountered in the general patient population and by medical personnel. We expect to have to train medical personnel regarding our T cell-based immunotherapy drug product candidates to understand their side effects for both our planned clinical trials and upon any commercialization of any T cell-based immunotherapy drug product candidates. Inadequate training in recognizing or managing the potential side effects of T cell-based immunotherapy drug product candidates could result in patient deaths. Any of these occurrences could have a material adverse effect on our business, financial condition and prospects.

Our drug product candidates, CYAD-01, CYAD-02, CYAD-101 and CYAD-211 are a new approach to cancer treatment that presents significant challenges.

We have concentrated our research and development efforts on cell-based immunotherapy technology, and our future success is highly dependent on the successful development of cell-based immunotherapies in general and in particular our approach using the NKG2D receptor, an activating receptor of NK cells, to target stress ligands. Currently, all three of clinical candidates, CYAD-01, CYAD-02 and CYAD-101 use the NKG2D receptor and our fourth clinical candidate, CYAD-211, is a non-gene edited allogeneic short hairpin (shRNA)-based CAR T candidate that targets B-cell maturation antigen, or BCMA. We cannot be sure that our T cell immunotherapy technologies will yield satisfactory products that are safe and effective, scalable or profitable.

Our approach to cancer immunotherapy and cancer treatment generally poses a number of challenges, including:

•	obtaining regulatory approval from the FDA and other regulatory authorities that have very limited experience with the commercial development of genetically modified T cell therapies for cancer;

•	developing and deploying consistent and reliable processes for engineering a patient’s T cells ex vivo and infusing the engineered T cells back into the patient;

•	preconditioning patients with chemotherapy or other product treatments in conjunction with delivering each of our drug product candidates, which may increase the risk of adverse side effects;

•	educating medical personnel regarding the potential side effect profile of each of our drug product candidates, such as the potential adverse side effects related to cytokine release or neurotoxicity;

•	developing processes for the safe administration of these drug product candidates, including long-term follow-up for all patients who receive our drug product candidates;

•	sourcing clinical and, if approved, commercial supplies for the materials used to manufacture and process our drug product candidates;

•	developing a manufacturing process and distribution network with a cost of goods that allows for an attractive return on investment;

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establishing sales and marketing capabilities after obtaining any regulatory approval to gain market acceptance, and obtaining adequate coverage, reimbursement, and pricing by third-party payors and government authorities; and

•	developing therapies for types of cancers beyond those addressed by our current drug product candidates.

Additionally, because our technology involves the genetic modification of patient cells ex vivo using a virus, we are subject to many of the challenges and risks that gene therapies face, including:

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Regulatory requirements governing gene and cell therapy products have changed frequently and may continue to change in the future. For example, the FDA recently released new guidance documents related to gene therapy products. To date, only one product that involves the genetic modification of patient cells has been approved in the United States and only one has been approved in the European Union.

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In the event of improper insertion of a gene sequence into a patient’s chromosome, genetically modified products could lead to lymphoma, leukemia or other cancers, or other aberrantly functioning cells.

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Although our viral vectors are not able to replicate, there is a risk with the use of retroviral or lentiviral vectors that they could lead to new or reactivated pathogenic strains of virus or other infectious diseases.

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The FDA recommends a 15-year follow-up observation period for all patients who receive treatment using certain gene therapies, and we may need to adopt such an observation period for our drug product candidates.

Moreover, public perception of therapy safety issues, including adoption of new therapeutics or novel approaches to treatment, may adversely influence the willingness of subjects to participate in clinical trials, or if approved, of physicians to subscribe to the novel treatment mechanics. Physicians, hospitals and third-party payors often are slow to adopt new products, technologies and treatment practices that require additional upfront costs and training. Physicians may not be willing to undergo training to adopt this novel and personalized therapy, may decide the therapy is too complex to adopt without appropriate training and may choose not to administer the therapy. Based on these and other factors, hospitals and payors may decide that the benefits of this new therapy do not or will not outweigh its costs.

We have not yet finalized our clinical development program for our lead product candidates. The FDA and comparable foreign regulators may not agree with our proposed protocols for these clinical trials, which could result in delays.

We are still considering the clinical development program for our lead product candidates, CYAD-01, CYAD-02, CYAD-101 and CYAD-211. Prior to initiating new clinical trials for our drug product candidates, we are required to submit clinical trial protocols for these trials to the FDA and comparable foreign regulators in other jurisdictions where we plan to undertake clinical trials. We may not reach agreement with these regulators, or there may be a delay in reaching agreement. These regulators may want to see additional clinical or preclinical data regarding our product candidates before we initiate new clinical trials. Any of these decisions could have a material adverse effect on our expected clinical and regulatory timelines, business, prospects, financial condition and results of operations.

We may encounter substantial delays in our clinical trials or may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

Before obtaining regulatory approval or marketing authorization from regulatory authorities for the sale of our drug product candidates, if at all, we must conduct extensive clinical trials to demonstrate the safety and efficacy of the drug product candidates in humans. Clinical testing is expensive, time-consuming and uncertain as to outcome. We cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of testing. Events that may prevent successful or timely completion of clinical development include:

•	delays in raising, or inability to raise, sufficient capital to fund the planned clinical trials;

•	delays in reaching a consensus with regulatory agencies on trial design;

•	identifying, recruiting and training suitable clinical investigators;

•	delays in reaching agreement on acceptable terms with prospective clinical research organizations, or CROs, and clinical trial sites;

•	delays in obtaining required Investigational Review Board, or IRB, approval at each clinical trial site;

•	delays in recruiting suitable patients to participate in our clinical trials;

•	delays due to changing standard of care for the diseases we are studying;

•	adding new clinical trial sites;

•	imposition of a clinical hold by regulatory agencies, including after an inspection of our clinical trial operations or trial sites;

•	failure by our CROs, other third parties or us to adhere to clinical trial requirements;

•	catastrophic loss of drug product candidates due to shipping delays or delays in customs in connection with delivery to foreign countries for use in clinical trials;

•	failure to perform in accordance with the FDA’s GCPs or applicable regulatory guidelines in other countries;

•	delays in the testing, validation, manufacturing and delivery of our drug product candidates to the clinical sites;

•	delays in having patients complete participation in a trial or return for post-treatment follow-up;

•	clinical trial sites or patients dropping out of a trial;

•	occurrence of serious adverse events associated with the drug product candidate that are viewed to outweigh its potential benefits; or

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols.

Any inability to successfully complete preclinical and clinical development could result in additional costs to us or impair our ability to generate revenues from product sales, regulatory and commercialization milestones and royalties. Clinical trial delays could also shorten any periods during which we may have the exclusive right to commercialize our drug product candidates or allow our competitors to bring products to market before we do, which could impair our ability to successfully commercialize our drug product candidates and may harm our business and results of operations.

If the results of our clinical trials are inconclusive or if there are safety concerns or adverse events associated with our drug product candidates, we may:

•	be delayed in obtaining marketing approval for our drug product candidates, if at all;

•	obtain approval for indications or patient populations that are not as broad as intended or desired;

•	obtain approval with labelling that includes significant use or distribution restrictions or safety warnings;

•	be subject to changes in the way the product is administered;

•	be required to perform additional clinical trials to support approval or be subject to additional post-marketing testing requirements;

•	have regulatory authorities withdraw their approval of the product or impose restrictions on our distribution in the form of a risk evaluation and mitigations strategy, or REMS, program;

•	be subject to the addition of labelling statements, such as warnings or contraindications;

•	be sued; or

•	experience damage to our reputation.

Our drug product candidates could potentially cause other adverse events that have not yet been predicted. As described above, any of these events could prevent us from achieving or maintaining market acceptance of our drug product candidates and impair our ability to commercialize our products if they are ultimately approved by applicable regulatory authorities.

Side effects of our drug product candidates could halt their clinical development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences.

As with most biological drug products, use of our drug product candidates could be associated with side effects or adverse events which can vary in severity from minor reactions to death and in frequency from infrequent to prevalent. Undesirable side effects or unacceptable toxicities caused by our drug product candidates could cause us or regulatory authorities to interrupt, delay, or halt clinical trials. The FDA, EMA, or comparable foreign regulatory authorities could delay or deny approval of our drug product candidates for any or all targeted indications and negative side effects could result in a more restrictive label for any product that is approved. Side effects such as toxicity or other safety issues associated with the use of our drug product candidates could also require us or our collaborators to perform additional studies or halt development or sale of these drug product candidates.

Treatment-related side effects could also affect patient recruitment or the ability of enrolled subjects to complete the trial, or could result in potential product liability claims. In addition, these side effects may not be appropriately or timely recognized or managed by the treating medical staff. Any of these occurrences may materially and adversely harm our business, financial condition and prospects.

Additionally, if one or more of our drug product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, including during any long-term follow-up observation period recommended or required for patients who receive treatment using our products, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw approvals of or revoke licenses for such product;

•	regulatory authorities may require additional warnings on the label;

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we may be required to create a REMS program which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements to assure safe use;

•	we could be sued and held liable for harm caused to patients; and

•	our reputation may suffer.

Any of the foregoing could prevent us from achieving or maintaining market acceptance of the particular drug product candidate, if approved, and could significantly harm our business, results of operations, and prospects.

If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the trial until our conclusion. We may experience difficulties in patient enrollment in our clinical trials for a variety of reasons, including:

•	the size and nature of the patient population;

•	the patient eligibility criteria defined in the protocol;

•	the size of the study population required for analysis of the trial’s primary endpoints;

•	the proximity of patients to trial sites;

•	the design of the trial;

•	our ability to recruit clinical trial investigators with the appropriate competencies and experience;

•	competing clinical trials for similar therapies;

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clinicians’ and patients’ perceptions as to the potential advantages and side effects of the drug product candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating;

•	our ability to obtain and maintain patient consents; and

•	the risk that patients enrolled in clinical trials will not complete a clinical trial.

In addition, our clinical trials will compete with other clinical trials for drug product candidates that are in the same therapeutic areas as our drug product candidates, and this competition will reduce the number and types of patients available us, because some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by one of our competitors. Because the number of qualified clinical investigators is limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials at such clinical trial sites. Moreover, because our drug product candidates represent a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, rather than enroll patients in our clinical trials.

In March 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic. Due to the COVID-19 pandemic, we experienced enrollment delays in our Phase 1 clinical trials. Specifically, in March and April 2020, we experienced a delay in enrollment in the CYAD-01 THINK and DEPLETHINK trials at multiple clinical trial sites in both Belgium and the United States. Recruitment and enrollment had recovered by the end of the second quarter of 2020. As of the date hereof, we have not experienced significant delays in our CYAD-101 and CYAD-211 programs. The long-term impact of COVID-19 is uncertain and we are unable to predict whether we will experience additional delays in our clinical trials in the future.

Even if we are able to enroll a sufficient number of patients in our clinical trials, delays in patient enrollment may result in increased costs or may affect the timing or outcome of our clinical trials, which could prevent completion of these trials and adversely affect our ability to advance the development of our drug product candidates.

Clinical development is a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials as well as data from any interim analysis of ongoing clinical trials may not be predictive of future trial results. Clinical failure can occur at any stage of clinical development.

Clinical testing is expensive and can take many years to complete, and our outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. Although drug product candidates may demonstrate promising results in early clinical (human) trials and preclinical (animal) studies, they may not prove to be effective in subsequent clinical trials. For example, testing on animals may occur under different conditions than testing in humans and therefore the results of animal studies may not accurately predict human experience. Likewise, early clinical trials may not be predictive of eventual safety or effectiveness results in larger-scale pivotal clinical trials. The results of preclinical studies and previous clinical trials as well as data from any interim analysis of ongoing clinical trials of our drug product candidates, as well as studies and trials of other products with similar mechanisms of action to our drug product candidates, may not be predictive of the results of ongoing or future clinical trials. Drug product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and earlier clinical trials. In addition to the safety and efficacy traits of any drug product candidate, clinical trial failures may result from a multitude of factors including flaws in trial design, dose selection, placebo effect and patient enrollment criteria. Based upon negative or inconclusive results, we or our collaborators may decide, or regulators may require it, to conduct additional clinical trials or preclinical studies. In addition, data obtained from trials and studies are susceptible to varying interpretations, and regulators may not interpret our data as favorably as we do, which may delay, limit or prevent regulatory approval.

The regulatory approval processes of the FDA, EMA and other comparable regulatory authorities is lengthy, time-consuming, and inherently unpredictable, and we may experience significant delays in the clinical development and regulatory approval, if any, of our drug product candidates.

The research, testing, manufacturing, labelling, approval, selling, import, export, marketing, and distribution of drug products, including biologics, are subject to extensive regulation by the FDA, EMA and other comparable regulatory authorities. We are not permitted to market any biological drug product in the United States until we receive a license from the FDA for our BLA, or an approval of our marketing authorization application, or MAA, from the EMA. We have not previously submitted a BLA to the FDA, MAA to the EMA, or similar approval filings to comparable foreign authorities. A BLA must include extensive preclinical and clinical data and supporting information to establish that the drug product candidate is safe, pure, and potent for each desired indication. The BLA must also include significant information regarding the chemistry, manufacturing, and controls for the product, and the manufacturing facilities must complete a successful pre-license inspection. We expect the nature of our drug product candidates to create further challenges in obtaining regulatory approval. For example, the FDA and EMA have limited experience with commercial development of genetically modified T-cell therapies for cancer. The FDA may also require a panel of experts, referred to as an Advisory Committee, to deliberate on the adequacy of the safety and efficacy data to support licensure. The opinion of the Advisory Committee, although not binding, may have a significant impact on our ability to obtain licensure of the drug product candidates based on the completed clinical trials. Accordingly, the regulatory approval pathway for our drug product candidates may be uncertain, complex, expensive, and lengthy, and approval may not be obtained.

Obtaining and maintaining regulatory approval of our drug product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our drug product candidates in other jurisdictions.

If we obtain and maintain regulatory approval of our drug product candidates in one jurisdiction, such approval does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA or EMA grants marketing approval of a drug product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the drug product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the European Union or in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions, a drug product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we fail to comply with the regulatory requirements in international markets and/or to receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our drug product candidates will be harmed.

A Breakthrough Therapy Designation by the FDA for our drug product candidates may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that our drug product candidates will receive marketing approval.

We may seek a Breakthrough Therapy Designation for some of our drug product candidates. A breakthrough therapy is defined as a product that is intended, alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For drug product candidates that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Drug product candidates designated as breakthrough therapies by the FDA may also be eligible for accelerated approval.

Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe one of our drug product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a Breakthrough Therapy Designation for a drug product candidate may not result in a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of our drug product candidates qualify as breakthrough therapies, the FDA may later decide that the drug product candidates no longer meet the conditions for designation.

A Fast Track Designation by the FDA may not actually lead to a faster development or regulatory review or approval process.

We may seek Fast Track Designation for some of our drug product candidates. If a product is intended for the treatment of a serious or life-threatening condition and the product demonstrates the potential to address unmet medical needs for this condition, the product sponsor may apply for Fast Track Designation. The FDA has broad discretion whether or not to grant this designation, so even if we believe a particular drug product candidate is eligible for this designation, we cannot assure you that the FDA would decide to grant it. Even if we do receive Fast Track Designation, we may not experience a faster development process, review or approval compared to conventional FDA procedures. The FDA may withdraw Fast Track Designation if it believes that the designation is no longer supported by data from our clinical development program.

We may seek Orphan Drug Designation for some of our drug product candidates, and we may be unsuccessful or may be unable to maintain the benefits associated with Orphan Drug Designation, including the potential for market exclusivity.

As part of our business strategy, we may seek Orphan Drug Designation for some of our drug product candidates, and we may be unsuccessful. Regulatory authorities in some jurisdictions, including the United States and the

European Union, may designate products for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a product intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the product will be recovered from sales in the United States. In the United States, Orphan Drug Designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers.

Similarly, in the European Union, after recommendation from the EMA’s Committee for Orphan Medicinal Products, the European Commission grants Orphan Drug Designation to promote the development of products that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than five in 10,000 persons in the European Union and for which no satisfactory method of diagnosis, prevention, or treatment has been authorized (or the product would be a significant benefit to those affected). Additionally, designation is granted for products intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the product in the European Union would be sufficient to justify the necessary investment in developing the product. In the European Union, Orphan Drug Designation entitles a party to financial incentives such as reduction of fees or fee waivers.

Generally, if a drug product candidate with an Orphan Drug Designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the EMA or the FDA from approving another marketing application for the same product and indication for that time period, except in limited circumstances. The applicable period is seven years in the United States and ten years in Europe. The European exclusivity period can be reduced to six years if a product no longer meets the criteria for Orphan Drug Designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified.

Even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different products can be approved for the same condition or the same products can be approved for different conditions. If one of our drug product candidates that receives an orphan drug designation is approved for a particular indication or use within the rare disease, the FDA may later approve the same product for additional indications or uses within that rare disease that are not protected by our exclusive approval. Even after an orphan drug is approved, the FDA can subsequently approve the same product for the same condition if the FDA concludes that the later product is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of patients with the rare disease or condition. Orphan Drug Designation neither shortens the development time or regulatory review time of a product nor gives the product any advantage in the regulatory review or approval process. While we intend to seek Orphan Drug Designation for some of our drug product candidates, we may never receive such designations. Even if we do receive such designations, there is no guarantee that we will enjoy the benefits of those designations.

Even if we receive regulatory approval of our drug product candidates, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our drug product candidates.

If our drug product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Manufacturers and manufacturers’ facilities are required to comply with extensive FDA, and comparable foreign regulatory authority, requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices, or cGMP, and in certain cases current Good Tissue Practices, or cGTP, regulations. As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance, to the extent applicable, with cGMP and adherence to commitments made in any BLA, other marketing application, and previous responses to inspection observations. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

Any regulatory approvals that we receive for our drug product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials and surveillance to monitor the safety and efficacy of the drug product candidate. The FDA may also require a REMS program as a condition of approval of our drug product candidates, which could entail requirements for long-term patient follow-up, a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or a comparable foreign regulatory authority approves our drug product candidates, we will have to comply with requirements including submissions of safety and other post-marketing information and reports, establishment registration, as well as continued compliance with cGMPs and GCPs for any clinical trials that we conduct post-approval.

The FDA may impose consent decrees or withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with our drug product candidates, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

•	restrictions on the marketing or manufacturing of our products, withdrawal of the product from the market, or voluntary or mandatory product recalls;

•	fines, untitled or warning letters, or holds on clinical trials;

•	refusal by the FDA to approve pending applications or supplements to approved applications filed by us or suspension or revocation of license approvals;

•	product seizure or detention, or refusal to permit the import or export of our drug product candidates; and

•	injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising, and promotion of products that are placed on the market. Products may be promoted only for the approved indications and in accordance with the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability. The policies of the FDA and of other regulatory authorities may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our drug product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability.

Even if we obtain regulatory approval of our drug product candidates, the products may not gain market acceptance among physicians, patients, hospitals and others in the medical community.

Our autologous engineered-cell therapies may not become broadly accepted by physicians, patients, hospitals, and others in the medical community. Numerous factors will influence whether our drug product candidates are accepted in the market, including:

•	the clinical indications for which our drug product candidates are approved;

•	physicians, hospitals, and patients considering our drug product candidates as a safe and effective treatment;

•	the potential and perceived advantages of our drug product candidates over alternative treatments;

•	the prevalence and severity of any side effects;

•	product labelling or product insert requirements of the FDA, EMA, or other regulatory authorities;

•	limitations or warnings contained in the labelling approved by the FDA or EMA;

•	the timing of market introduction of our drug product candidates as well as competitive products;

•	the cost of treatment in relation to alternative treatments;

•	the availability of adequate coverage, reimbursement and pricing by third-party payors and government authorities;

•	the willingness of patients to pay out-of-pocket in the absence of coverage by third-party payors and government authorities;

•	relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies; and

•	the effectiveness of our sales and marketing efforts.

In addition, although we are not utilizing embryonic stem cells in our drug product candidates, adverse publicity due to the ethical and social controversies surrounding the therapeutic use of such technologies, and reported side effects from any clinical trials using these technologies or the failure of such trials to demonstrate that these therapies are safe and effective may limit market acceptance our drug product candidates due to the perceived similarity between our drug product candidates and these other therapies. If our drug product candidates are approved but fail to achieve market acceptance among physicians, patients, hospitals, or others in the medical community, we will not be able to generate significant revenue.

Even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

Our drug product candidates are biologics, which are complex to manufacture, and we may encounter difficulties in production, particularly with respect to process development or scaling-out of our manufacturing capabilities. If we or any of our third-party manufacturers encounter such difficulties, our ability to provide supply of our drug product candidates for clinical trials or our products for patients, if approved, could be delayed or stopped, or we may be unable to maintain a commercially viable cost structure.

Our drug product candidates are biologics and the process of manufacturing our products is complex, highly-regulated and subject to multiple risks. The manufacture of our drug product candidates involves complex processes, including harvesting cells from patients or healthy donors, selecting and expanding certain cell types, engineering or reprogramming the cells in a certain manner to create CAR T-cells, expanding the cell population to obtain the desired dose, and ultimately infusing the cells back into a patient’s body. In addition, the manufacture of allogeneic T cell products candidates involves engineering or reprogramming healthy donor T cells using our novel non-gene editing technologies in an effort to avoid Graft-versus-Host Disease (GvHD), enriching for the allogeneic T cell products, freezing and storage of the manufactured allogeneic T cell bank and implementing process development capabilities to manufacture allogeneic T cells from multiple donors. As a result of the complexities, the cost to manufacture our drug product candidates is higher than traditional small molecule chemical compounds, and the manufacturing process is less reliable and is more difficult to reproduce. Our manufacturing process is susceptible to product loss or failure due to logistical issues associated with the collection of blood cells, or starting material, from the patient, shipping such material to the manufacturing site, shipping the final product back to the patient, and infusing the patient with the product, manufacturing issues associated with the differences in patient starting materials, interruptions in the manufacturing process, contamination, equipment or reagent failure, improper installation or operation of equipment, vendor or operator error, inconsistency in cell growth, and variability in product characteristics. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects, and other supply disruptions. Because some of our drug product candidates are manufactured for each particular patient, we are required to maintain a chain of identity with respect to materials as they move from the patient to the manufacturing facility, through the manufacturing process, and back to the patient. Maintaining such a chain of identity is difficult and complex and failure to do so could result in adverse patient outcomes, loss of product, or regulatory action including withdrawal of our products from the market. Further, as drug product candidates are developed through preclinical to late stage clinical trials towards approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives, and any of these changes could cause our drug product candidates to perform differently and affect the results of ongoing clinical trials or other future clinical trials.

Although we are working, or will be working, to develop commercially viable processes for the manufacture of our drug product candidates, doing so is a difficult and uncertain task, and there are risks associated with scaling to the level required for later-stage clinical trials and commercialization, including, among others, cost overruns, potential problems with process scale-out, process reproducibility, stability issues, lot consistency, and timely availability of reagents or raw materials. We may ultimately be unable to reduce the cost of goods for our drug product candidates to levels that will allow for an attractive return on investment if and when those drug product candidates are commercialized.

In addition, the manufacturing process that we develop for our drug product candidates is subject to regulatory authorities’ approval processes, and we will need to make sure that we or our contract manufacturers, or CMOs, if any, are able to meet all regulatory authorities’ requirements on an ongoing basis. If we or our CMOs are unable to reliably produce drug product candidates to specifications acceptable to the regulatory authorities, we may not obtain or maintain the approvals we need to commercialize such drug product candidates. Even if we obtain regulatory approval for any of our drug product candidates, there is no assurance that either we or our CMOs will be able to manufacture the approved product to specifications acceptable to the regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product, or to meet potential future demand. Any of these challenges could have an adverse effect on our business, financial condition, results of operations and growth prospects.

We may face competition from biosimilars, which may have a material adverse impact on the future commercial prospects of our drug product candidates.

Even if we are successful in achieving regulatory approval to commercialize a drug product candidate faster than our competitors, we may face competition from biosimilars. The Biologics Price Competition and Innovation Act of 2009, or BPCI Act, created an abbreviated approval pathway for biological products that are demonstrated to be biosimilar to, or interchangeable with, an FDA-approved biological product. “Biosimilarity” means that the biological product is highly similar to the reference product notwithstanding minor differences in clinically inactive components and there are no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency of the product. To meet the higher standard of “interchangeability,” an applicant must provide sufficient information to show biosimilarity and demonstrate that the biological product can be expected to produce the same clinical result as the reference product in any given patient and, if the biological product is administrated more than once to an individual, the risk in terms of safety or diminished efficacy of alternating or switching between the use of the biological product and the reference product is not greater than the risk of using the reference product without such alternation or switch.

A reference biological product is granted 12 years of exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after first licensure. First licensure typically means the initial date the particular product at issue was licensed in the United States. This does not include a supplement for the biological product or a subsequent application by the same sponsor or manufacturer of the biological product (or licensor, predecessor in interest, or other related entity) for a change that results in a new indication, route of administration, dosing schedule, dosage form, delivery system, delivery device, or strength, unless that change is a modification to the structure of the biological product and such modification changes our safety, purity, or potency. Whether a subsequent application, if approved, warrants exclusivity as the first licensure of a biological product is determined on a case-by-case basis with data.

This data exclusivity does not prevent another company from developing a product that is highly similar to the innovative product, generating our own data, and seeking approval. Data exclusivity only assures that another company cannot rely upon the data within the application for the reference biological product to support the biosimilar product’s approval.

In the European Union, the European Commission has granted marketing authorizations for several biosimilars pursuant to a set of general and product class-specific guidelines for biosimilar approvals issued over the past few years. In the European Union, a competitor may reference data supporting approval of an innovative biological product, but will not be able do so until eight years after the time of approval of the innovative product and to get our biosimilar on the market until ten years from the aforementioned approval. This 10-year marketing exclusivity period will be extended to 11 years if, during the first eight of those ten years, the marketing authorization holder obtains an approval for one or more new therapeutic indications that bring significant clinical benefits compared with existing therapies. In addition, companies may be developing biosimilars in other countries that could compete with our products.

If competitors are able to obtain marketing approval for biosimilars referencing our products, our products may become subject to competition from such biosimilars, with the attendant competitive pressure and consequences.

Nearly all aspects of our activities are subject to substantial regulation. No assurance can be given that any of our product candidates will fulfill regulatory compliance. Failure to comply with such regulations could result in delays, suspension, refusals, fines and withdrawal of approvals.

The international pharmaceutical and medical technology industry is highly regulated by government bodies (hereinafter the “Competent Authorities”) that impose substantial requirements covering nearly all aspects of our activities notably on research and development, manufacturing, preclinical tests, clinical trials, labelling, marketing, sales, storage, record keeping, promotion and pricing of our research programs and product candidates. Compliance with standards laid down by local Competent Authorities is required in each country where the Company, or any of our partners or licensees, conducts said activities in whole or in part. The Competent Authorities notably include the EMA in the European Union and the FDA in the United States.

There can be no assurance that our product candidates will fulfill the criteria required to obtain necessary regulatory authorization to access the market. Also, at this time, we cannot guarantee or know the exact nature, precise timing and detailed costs of the efforts that will be necessary to complete the remainder of the development of our research programs and product candidates.

The specific regulations and laws, as well as the time required to obtain Competent Authorities approvals, may vary from country to country, but the general regulatory procedures are similar in the European Union and the United States. Each Competent Authority may impose its own requirements, may discontinue an approval, may refuse to grant approval, or may require additional data before granting approval, notwithstanding that approval may have been granted by one or more other Competent Authorities. Competent Authority approval may be delayed, limited or denied for a number of reasons, most of which are beyond our control. Such reasons include the production process or site not meeting the applicable requirements for the manufacture of regulated products, or the products not meeting applicable requirements for safety or efficacy during the clinical development stage or after marketing. No assurance can be given that clinical trials will be approved by Competent Authorities or that products will be approved for marketing by Competent Authorities in any pre-determined indication or intended use. Competent Authorities may disagree with our interpretation of data submitted for their review. Even after obtaining approval for clinical trials or marketing, products will be subject to ongoing regulation and evaluation of their benefit/safety or risk/performance ratio; a negative evaluation of the benefit/safety or risk/performance ratio could result in a potential use restriction and/or withdrawal of approval for one or more products. At any time Competent Authorities may require discontinuation or holding of clinical trials or require additional data prior to completing their review or may issue restricted authorization or authorize products for clinical trials or marketing for narrower indications than requested or require further data or studies be conducted and submitted for their review. There can be no guarantee that such additional data or studies, if required, will corroborate earlier data.

Research programs and our product candidates must undergo rigorous preclinical tests and clinical trials, the start, timing of completion, number and results of which are uncertain and could substantially delay or prevent the products from reaching the market.

Preclinical tests and clinical trials are expensive and time-consuming, and their results are uncertain. We, our collaborative partners or other third parties may not successfully complete the preclinical tests and clinical trials of the research programs and product candidates. Failure to do so may delay or prevent the commercialization of products. We cannot guarantee that our research programs and product candidates will demonstrate sufficient safety or efficacy or performance in our preclinical tests and clinical trials to obtain marketing authorization in any given territory or at all, and the results from earlier preclinical tests and clinical trials may not accurately predict the results of later-stage preclinical tests and clinical trials. At any stage of development, based on a review of available preclinical and clinical data, the estimated costs of continued development, market assessments and other factors, the development of any of our research programs and product candidates may be suspended or discontinued.

We and our collaborative partners are, or may become subject to, numerous ongoing regulatory obligations, such as data protection, environmental, health and safety laws and restrictions on the experimental use of animals and/or human beings. The costs of compliance with applicable regulations, requirements or guidelines could be substantial, and failure to comply could result in sanctions, including fines, injunctions, civil penalties, denial of applications for marketing authorization of our products, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could significantly increase our or our collaborative partners’ costs or delay the development and commercialization of our product candidates.

We may face significant competition and technological change which could limit or eliminate the market opportunity for our product candidates.

The market for pharmaceutical products is highly competitive. Our competitors include many established pharmaceutical, biotechnology, universities and other research or commercial institutions, many of which have substantially greater financial, research and development resources than the Company. The fields in which we operate are characterized by rapid technological change and innovation. There can be no assurance that our competitors are not currently developing, or will not in the future develop technologies and products that are equally or more effective and/or are more economical as any current or future technology or product of ours. Competing products may gain faster or greater market acceptance than our products and medical advances or rapid technological development by competitors may result in our product candidates becoming non-competitive or obsolete before we are able to recover our research and development and commercialization expenses. If we or our product candidates do not compete effectively, it may have a material adverse effect on our business.

The price setting, the availability and level of adequate reimbursement by third parties, such as insurance companies, governmental and other healthcare payers is uncertain and may impede on our ability to generate sufficient operating margins to offset operating expenses.

Our commercial performance will depend in part on the conditions for setting the sales price of our products by the relevant public commissions and bodies and the conditions of their reimbursement by the health agencies or insurance companies in the countries where we intend to market our products. The current context of healthcare cost control and economic and financial crisis that most countries are currently facing, coupled with the increase in health care budgets caused by the aging population creates extra pressure on health care spending in most if not all countries. Consequently, pressure on sales prices and reimbursement levels is intensifying owing in particular to:

•	price controls imposed by many states;

•	the increasing reimbursement limitations of some products under budgetary policies; and

•	the heightened difficulty in obtaining and maintaining a satisfactory reimbursement rate for medicines.

Obtaining adequate pricing decisions that would generate return on the investment incurred for the development of the product candidates developed by us are therefore uncertain. Our ability to manage our expenses and cost structure to adapt to increased pricing pressure is untested and uncertain.

All of these factors will have a direct impact on our ability to make profits on the products in question. The partial/no reimbursement policy of medicines could have a material adverse effect on the business, prospects, financial situation, earnings and growth of the Company.

Changes in regulatory approval policies or enactment of additional regulatory approval requirements may delay or prevent the product candidates from being marketed.

The regulatory clearance process is expensive and time consuming and the timing of marketing is difficult to predict. Once marketed, products may be subject to post-authorization safety studies or other pharmacovigilance or vigilance activities or may be subject to limitations on their uses or may be withdrawn from the market for various reasons, including if they are shown to be unsafe or ineffective, or when used in a larger population that may be different from the trial population studied prior to market introduction of the product.

Our product candidates may become subject to changes in the regulatory framework or market conditions. Regulatory guidelines may change during the course of product development and review process, making the chosen development strategy suboptimal. Market conditions may change resulting in the emergence of new competitors or new treatment guidelines which may require alterations in the development strategy. These factors may result in significant delays, increased trial costs, significant changes in commercial assumptions or failure of the products to obtain marketing authorization.

We are subject to inspection and shall be subject to market surveillance by the FDA, EMA and other Competent Authorities for compliance with regulations that prohibit the promotion of our products for a purpose or indication other than those for which approval has been granted.

While a product manufacturer may not promote a product for such “off label” use, doctors are allowed, in the exercise of their professional judgment in the practice of medicine, to use a product in ways not approved by Competent Authorities. Off-label marketing regulations are subject to varying evolving interpretations.

Post-approval manufacturing and marketing of our products may show different safety and efficacy profiles to those demonstrated in the data on which approval to test or market said products was based. Such circumstances could lead to the withdrawal or suspension of approval, which could have a material adverse effect on our business, financial condition, operating results or cash flows. In addition, Competent Authorities may not approve the labelling claims or advertisements that are necessary or desirable for the successful commercialization of our products.

Competent Authorities have broad enforcement power, and a failure by us or our collaboration partners to comply with applicable regulatory requirements can, among other things, result in recalls or seizures of products, operating and production restrictions, withdrawals of previously approved marketing applications, total or partial suspension of regulatory approvals, refusal to approve pending applications, warning letters, injunctions, penalties, fines, civil proceedings, criminal prosecutions and imprisonment.

We may fail to comply with evolving European and other privacy laws.

In Europe, Directive 95/46/EC of the European Parliament and of the Council of October 24, 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data (the “Directive”), and Directive 2002/58/EC of the European Parliament and of the Council of July 12, 2002 concerning the processing of personal data and the protection of privacy in the electronic communications sector (as amended by Directive 2009/136/EC) (the “e-Privacy-Directive”), have required the European Union, or EU member states, to implement data protection laws to meet strict privacy requirements. Violations of these requirements can result in administrative measures, including fines, or criminal sanctions. The e-Privacy Directive will likely be replaced in time by a new e-Privacy Regulation which may impose additional obligations and risk for our business.

Beginning on May 25, 2018, the Directive was replaced by Regulation (EU) 2016/679 of the European Parliament and of the Council of April 27, 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (the “GDPR”). The GDPR imposes a broad range of strict requirements on companies subject to the GDPR, such as us, including requirements relating to having legal bases for processing personal information relating to identifiable individuals and transferring such information outside the European Economic Area (the “EEA”), including to the United States, providing details to those individuals regarding the processing of their personal information, keeping personal information secure, having data processing agreements with third parties who process personal information, responding to individuals’ requests to exercise their rights in respect of their personal information, reporting security breaches involving personal data to the competent national data protection authority and affected individuals, appointing data protection officers, conducting data protection impact assessments, and record-keeping. The GDPR increases substantially the penalties to which we could be subject in the event of any non-compliance, including fines of up to 10,000,000 Euros or up to 2% of our total worldwide annual turnover for certain comparatively minor offenses, or up to 20,000,000 Euros or up to 4% of our total worldwide annual turnover for more serious offenses. Given the new law, we face uncertainty as to the exact interpretation of the new requirements, and we may be unsuccessful in implementing all measures required by data protection authorities or courts in interpretation of the new law.

In particular, national laws of member states of the EU are in the process of being adapted to the requirements under the GDPR, thereby implementing national laws which may partially deviate from the GDPR and impose different obligations from country to country, so that we do not expect to operate in a uniform legal landscape in the EU. Also, in the field of handling genetic data, the GDPR specifically allows national laws to impose additional and more specific requirements or restrictions, and European laws have historically differed quite substantially in this field, leading to additional uncertainty.

We must also ensure that we maintain adequate safeguards to enable the transfer of personal data outside of the EEA, in particular to the United States in compliance with European data protection laws. We expect that we will continue to face uncertainty as to whether our efforts to comply with our obligations under European privacy laws will be sufficient. If we are investigated by a European data protection authority, we may face fines and other penalties. Any such investigation or charges by European data protection authorities could have a negative effect on our existing business and on our ability to attract and retain new clients or pharmaceutical partners. We may also experience hesitancy, reluctance, or refusal by European or multi-national clients or pharmaceutical partners to continue to use our products and solutions due to the potential risk exposure as a result of the current (and, in particular, future) data protection obligations imposed on them by certain data protection authorities in interpretation of current law, including the GDPR. Such clients or pharmaceutical partners may also view any alternative approaches to compliance as being too costly, too burdensome, too legally uncertain, or otherwise objectionable and therefore decide not to do business with the Company. Any of the foregoing could materially harm our business, prospects, financial condition and results of operations.

Risks Related to Our Reliance on Third Parties

We have obtained and will obtain significant funding from the Walloon Region of Belgium. The terms of the agreements signed with the Region may hamper our ability to partner part or all our products.

We contracted over the past year numerous funding agreements with the Walloon Region to partially finance our research and development programs. Under the terms of the agreements, we would need to obtain the consent of the Walloon Region for any out-licensing agreement or sale to a third party of any or all of our products, prototypes or installations which may reduce our ability to partner or sell part or all of our products.

Furthermore, when the research and development programs partially financed by us enter in “exploitation phase”, we have to start reimbursing the funding received. We may not be able to reimburse such funding under the terms of the agreements or such reimbursement may jeopardize the funding of our clinical and scientific activities.

We rely and will continue to rely on collaborative partners regarding the development of our research programs and product candidates.

We are and expect to continue to be dependent on collaborations with partners relating to the development and commercialization of our existing and future research programs and product candidates. We had, have and will continue to have discussions on potential partnering opportunities with various pharmaceutical and medical device companies. If we fail to enter into or maintain collaborative agreements on reasonable terms or at all, our ability to develop our existing or future research programs and product candidates could be delayed, the commercial potential of our products could change and our costs of development and commercialization could increase.

Our dependence on collaborative partners subjects it to a number of risks, including, but not limited to, the following:

•	we may not be able to control the amount or timing of resources that collaborative partners devote to our research programs and product candidates;

•	we may be required to relinquish significant rights, including intellectual property, marketing and distribution rights;

•

we rely on the information and data received from third parties regarding our research programs and product candidates and will not have control of the process conducted by the third party in gathering and composing such data and information. We may not have formal or appropriate guarantees from our contract parties with respect to the quality and the completeness of such data;

•	a collaborative partner may develop a competing product either by itself or in collaboration with others, including one or more of our competitors;

•

our collaborative partners’ willingness or ability to complete their obligations under our collaboration arrangements may be adversely affected by business combinations or significant changes in a collaborative partner’s business strategy; and/or

•

we may experience delays in, or increases in the costs of, the development of our research programs and product candidates due to the termination or expiration of collaborative research and development arrangements.

We rely on third parties to conduct, supervise and monitor our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our drug product candidates and our business could be substantially harmed.

We rely on clinical research organizations, or CROs, clinical investigators and clinical trial sites to ensure our clinical trials are conducted properly and on time. While we will have agreements governing their activities, we will have limited influence over their actual performance. We will control only certain aspects of our CROs’ activities. Nevertheless, we will be responsible for ensuring that each of our clinical trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities.

We and these third parties are required to comply with the FDA’s GCPs for conducting, recording and reporting the results of clinical trials to assure that the data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. The FDA, the Competent Authorities of the Member States of the EEA, and comparable foreign regulatory authorities, enforce these GCPs through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we or these third parties fail to comply with applicable GCPs, the clinical data generated in our future clinical trials may be deemed unreliable and the FDA, the EMA, or other foreign regulatory authorities may require us to perform additional clinical trials before approving any marketing applications. Upon inspection, the FDA may determine that our clinical trials did not comply with GCPs. In addition, our future clinical trials will require a sufficient number of test subjects to evaluate the safety and effectiveness of our drug product candidates. Accordingly, if our CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, we may be required to repeat such clinical trials, which would delay the regulatory approval process.

These third parties are not our employees, and we are therefore unable to directly monitor whether or not they devote sufficient time and resources to our clinical and preclinical programs. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other product development activities that could harm our competitive position. If these third parties do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements, or for any other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize, our drug product candidates. If any such event were to occur, our financial results and the commercial prospects for our drug product candidates would be harmed, our costs could increase, and our ability to generate revenues could be delayed.

If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. Further, switching or adding additional CROs involves additional costs and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which could materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

Cell-based therapies rely on the availability of specialty raw materials, which may not be available to us on acceptable terms or at all.

Engineered-cell therapies require many specialty raw materials, some of which are manufactured by small companies with limited resources and experience to support a commercial product. The suppliers may be ill-equipped to support our needs, especially in non-routine circumstances like an FDA inspection or medical crisis, such as widespread contamination. We also do not have contracts with many of these suppliers, and may not be able to contract with them on acceptable terms or at all. Accordingly, we may experience delays in receiving key raw materials to support clinical or commercial manufacturing.

In addition, some raw materials are currently available from a single supplier, or a small number of suppliers. We cannot be sure that these suppliers will remain in business, or that they will not be purchased by one of our competitors or another company that is not interested in continuing to produce these materials for our intended purpose.

Risks Related to Our Intellectual Property

Our patents and other intellectual property rights portfolio are relatively young and may not adequately protect our research programs and product candidates, which may impede our ability to compete effectively.

Our success will depend in part on our ability to obtain, maintain and enforce our patents and other intellectual property rights. Our research programs and product candidates are covered by several patent application families, which are either licensed to us or owned by the Company. Out of the numerous patent applications controlled by the Company, eleven national patents have been granted in the US relating to the field of immuno-oncology. We cannot guarantee that it will be in a position in the future to develop new patentable inventions or that we or our licensors will be able to obtain or maintain these patent rights against challenges to their validity, scope and/or enforceability. We cannot guarantee that it is or has been the first to conceive an invention or to file a patent application on an invention, particularly given that patent applications are not published in most countries before 18-months after the date of filing. Moreover, we may have little or no control over its licensors’ abilities to prevent the infringement of their patents or the misappropriation of their intellectual property. There can be no assurance that the technologies used in our research programs and product candidates are patentable, that pending or future applications will result in the grant to us or our licensors, that any patents will be of sufficient breadth to provide adequate and commercially meaningful protection against competitors with similar technologies or products, or that any patents granted to us or our licensors will not be successfully challenged, circumvented, invalidated or rendered unenforceable by third parties, enabling competitors to circumvent or use them and depriving us from the protection it would need against competitors. If we or our licensors do not obtain meaningful patents on their technologies or if the patents of us or our licensors are invalidated, third parties may use the technologies without payment to us. A third party’s ability to use unpatented technologies is enhanced by the fact that the published patent application contains a detailed description of the relevant technology.

We cannot guarantee that third parties, contract parties or employees will not claim ownership rights over the patents or other intellectual property rights owned or held by the Company.

We also rely on proprietary know-how to protect our research programs and product candidates. Know-how is difficult to maintain and protect. We use reasonable efforts to maintain our know-how, but it cannot assure that our partners, employees, consultants, advisors or other third parties will not willfully or unintentionally disclose proprietary information to competitors. Furthermore, our competitors may independently develop equivalent knowledge and know-how, which could diminish or eliminate our competitive advantage.

The enforcement of patents, know-how and other intellectual property is costly, time consuming and highly uncertain. We cannot guarantee that it will be successful in preventing the infringement of our patented inventions, or the misappropriation of our know-how and other intellectual property rights and those of our licensors, and failure to do so could significantly impair the ability of us to compete effectively.

We may infringe on the patents or intellectual property rights of others and may face patent litigation, which may be costly and time consuming.

Our success will depend in part on our ability to operate without infringing or misappropriating the intellectual property rights of others. We cannot guarantee that our activities will not infringe on the patents or other intellectual property rights owned by others. We may expend significant time and effort and may incur substantial costs in litigation if it is required to defend against patent or other intellectual property right suits brought against us regardless of whether the claims have any merit. Additionally, we cannot predict whether we will be successful in any litigation. If we are found to infringe the patents or other intellectual property rights of others, we may be subject to substantial claims for damages, which could materially impact our cash flow and financial position. We may also be required to cease development, use or sale of the relevant research program, product candidate or process or it may be required to obtain a license to the disputed rights, which may not be available on commercially reasonable terms, if at all.

There can be no assurance that we are even aware of third-party rights that may be alleged to be relevant to any particular product candidate, method, process or technology.

We may spend significant time and effort and may incur substantial costs if required to defend against any infringement claims or to assert our intellectual property rights against third parties. The risk of such a claim by a third party may be increased by our public announcement regarding our research programs and product candidates. We may not be successful in defending our rights against such claims and may incur as a consequence thereof significant losses, costs or delays in our intended commercialization plans as a result thereof.

We depend on intellectual property licensed from third parties and termination of any of these licenses could result in the loss of significant rights, which would harm our business.

We are dependent on patents, know-how, and proprietary technology, both our own and licensed from others. We license technology from the Trustees of Dartmouth College, or Dartmouth College. Dartmouth College may terminate our license, if we fail to meet a milestone within the specified time period, unless we pay the corresponding milestone payment. Dartmouth College may terminate either the license in the event we default or breach any of the provisions of the applicable license, subject to 30 days’ prior notice and opportunity to cure. In addition, the license automatically terminates in the event we become insolvent, make an assignment for the benefit of creditors or file, or have filed against us, a petition in bankruptcy. Furthermore, Dartmouth College may terminate our license, after April 30, 2024, if we fail to meet the specified minimum net sales obligations for any year, unless we pay to Dartmouth College the royalty we would otherwise be obligated to pay had we met such minimum net sales obligation. We also license technology from Horizon Discovery Limited, or Horizon Discovery. Horizon Discovery may terminate our license in case of insolvency, material breach or force majeure. Any termination of these licenses or any of our other licenses could result in the loss of significant rights and could harm our ability to commercialize our drug product candidates. Disputes may also arise between us and our licensors regarding intellectual property subject to a license agreement, including those relating to:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the license agreement;

•	our right to sublicense patent and other rights to third parties under collaborative development relationships;

•	the amount and timing of milestone and royalty payments;

•	whether we are complying with our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our drug product candidates; and

•	the allocation of ownership of inventions and know-how resulting from the joint creation or use of intellectual property by us and our partners and by our licensors.

If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected drug product candidates. We are generally also subject to all of the same risks with respect to protection of intellectual property that we license as it is for intellectual property that we own, which are described below. If we or our licensors fail to adequately protect this intellectual property, our ability to commercialize our products could suffer.

Our licenses may be terminated if we are unable to meet the payment obligations under the agreements (notably if we are unable to obtain additional financing).

We could be unsuccessful in obtaining or maintaining adequate patent protection for one or more of our drug product candidates.

The patent application process is expensive and time-consuming, and we and our current or future licensors and licensees may not be able to apply for or prosecute patents on certain aspects of our drug product candidates or deliver technologies at a reasonable cost, in a timely fashion, or at all. It is also possible that we or our current licensors, or any future licensors or licensees, will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, our patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. It is possible that defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, such as with respect to proper priority claims, inventorship, claim scope or patent term adjustments. Under our existing license agreements with the Trustees of Dartmouth College, we have the right, but not the obligation, to enforce our licensed patents. If our current licensors, or any future licensors or licensees, are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised and we might not be able to prevent third parties from making, using, and selling competing products. If there are material defects in the form or preparation of our patents or patent applications, such patents or applications may be invalid and unenforceable.

Moreover, our competitors may independently develop equivalent knowledge, methods, and know-how. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business, financial condition and operating results.

We currently have issued patents and patent applications directed to our drug product candidates and medical devices, and we anticipate that it will file additional patent applications in several jurisdictions, including several European Union countries and the United States, as appropriate.

However, we cannot predict:

•	if and when any patents will issue from patent applications;

•	the degree and range of protection any issued patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents;

•	whether others will apply for or obtain patents claiming aspects similar to those covered by our patents and patent applications; or

•	whether we will need to initiate litigation or administrative proceedings to defend our patent rights, which may be costly whether we win or lose.

We cannot be certain, however, that the claims in our pending patent applications will be considered patentable by patent offices in various countries, or that the claims of any of our issued patents will be considered valid and enforceable by local courts.

The strength of patents in the biotechnology and pharmaceutical field can be uncertain, and evaluating the scope of such patents involves complex legal and scientific analyses. The patent applications that we own, or in-licenses may fail to result in issued patents with claims that cover our drug product candidates or uses thereof in the European Union, in the United States or in other jurisdictions. Even if the patents do successfully issue, third parties may challenge the validity, enforceability, or scope thereof, which may result in such patents being narrowed, invalidated, or held unenforceable. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing their products to avoid being covered by our claims. If the breadth or strength of protection provided by the patent applications, we hold with respect to our drug product candidates is threatened, this could dissuade companies from collaborating with us to develop, and could threaten our ability to commercialize, our drug product candidates. Further, because patent applications in most countries are confidential for a period of time after filing, we cannot be certain that we were the first to file any patent application related to our drug product candidates.

Patents have a limited lifespan. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Further, the extensive period of time between patent filing and regulatory approval for a drug product candidate limits the time during which we can market a drug product candidate under patent protection, which may particularly affect the profitability of our early-stage drug product candidates. If we encounter delays in our clinical trials, the period of time during which we could market our drug product candidates under patent protection would be reduced. Without patent protection for our drug product candidates, we may be open to competition from biosimilar versions of our drug product candidates.

Third-party claims of intellectual property infringement against us or our collaborators may prevent or delay our product discovery and development efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. Recently, due to changes in U.S. law referred to as patent reform, new procedures including inter partes review and post-grant review have been implemented. This reform adds uncertainty to the possibility of challenge to our patents in the future.

Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields in which we are developing our drug product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our drug product candidates may give rise to claims of infringement of the patent rights of others.

Although we have conducted analyses of the patent landscape with respect to our drug product candidates, and based on these analyses, we believe that we will be able to commercialize our drug product candidates, third parties may nonetheless assert that we infringe their patents, or that we are otherwise employing their proprietary technology without authorization, and may sue us. There may be third-party patents of which we are currently unaware with claims to compositions, formulations, methods of manufacture, or methods of use or treatment that cover our drug product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our drug product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies or the manufacture, use, or sale of our drug product candidates infringes upon these patents. If any such third-party patents were held by a court of competent jurisdiction to cover our technologies or drug product candidates, the holders of any such patents may be able to block our ability to commercialize the applicable drug product candidate unless we obtain a license under the applicable patents, or until such patents expire or are finally determined to be held invalid or unenforceable. Such a license may not be available on commercially reasonable terms or at all. If we are unable to obtain a necessary license to a third-party patent on commercially reasonable terms, our ability to commercialize our drug product candidates may be impaired or delayed, which could in turn significantly harm our business.

Third parties asserting their patent rights against us may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our drug product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and other employee resources from our business, and may impact our reputation. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties, or redesign our infringing products, which may be impossible or require substantial time and monetary expenditure. In that event, we would be unable to further develop and commercialize our drug product candidates, which could harm our business significantly.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on drug product candidates in all countries throughout the world would be prohibitively expensive. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the European Union or the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries, or from selling or importing products made using our inventions in and into other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in a number of jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in some jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against the Company. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming, and unsuccessful.

Competitors may infringe our patents or the patents of our licensors. To address such infringement, we may be required to file patent infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding or a declaratory judgment action against us, a court may decide that one or more of our patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceeding could put one or more of our or of our licensors’ patents at risk of being invalidated, held unenforceable, interpreted narrowly, or amended such that they do not cover our drug product candidates. Such results could also increase the risk that pending patent applications of our or our licensors may not issue. Defense of these claims, regardless of their merit, would involve substantial litigation expense and could create a substantial diversion of employee resources from our business. Interference or derivation proceedings provoked by third parties may be necessary to determine the priority of inventions with respect to, or the correct inventorship of, our patents or patent applications or those of our licensors. An unfavorable outcome could result in a loss of our current patent rights and could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Litigation, interference, or derivation proceedings may result in a decision adverse to our interests and, even if we are successful, may result in substantial costs and distract our management and other employees.

Furthermore, because of the substantial amount of discovery required in some jurisdictions in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our ordinary shares.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of trade secrets and other proprietary information, and our inability to maintain the confidentiality of that information, due to unauthorized disclosure or use, cyber-attack, or other event, could have a material adverse effect on our business.

In addition to the protection afforded by patents, we seek to rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce, and any other elements of our product discovery and development processes that involve proprietary know-how, information, or technology that is not covered by patents. Trade secrets, however, may be difficult to protect. We seek to protect our proprietary processes, in part, by entering into confidentiality agreements with our employees, consultants, outside scientific advisors, contractors and collaborators. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, outside scientific advisors, contractors, and collaborators might intentionally or inadvertently disclose our trade secret information to competitors. In addition, competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, or misappropriation of our intellectual property by third parties, we will not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, operating results and financial condition.

Our intellectual property and other sensitive company information are also dependent on sophisticated information technology systems and are potentially vulnerable to cyber-attack, loss, damage, destruction from system malfunction, computer viruses, loss of data privacy, or misappropriation or misuse of it by those with permitted access, and other events. While we have invested to protect our data and other information and continue to upgrade and enhance our systems to keep pace with continuing changes in information processing technology, there can be no assurance that our precautionary measures will prevent breakdowns, breaches, cyber-attacks, or other events. Such events could have a material adverse effect on our reputation, financial condition, or results of operations.

Issued patents covering our drug product candidates could be found invalid or unenforceable if challenged in court or before relevant authority.

If we or one of our licensing partners initiate legal proceedings against a third party to enforce a patent covering one of our drug product candidates, the defendant could counterclaim that the patent covering our drug product candidate is invalid or unenforceable. Third parties may also raise similar claims before administrative bodies, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post grant review, oppositions and derivation proceedings. Such proceedings could result in revocation or amendment to our or those of our licensing partners’ patents in such a way that the patent no longer covers and protects the relevant drug product candidate(s). The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity of our patents, for example, we cannot be certain that there is no invalidating prior art of which the Company, our patent counsel, and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our drug product candidates. Such a loss of patent protection could have a material adverse impact on our business.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves, both technological and legal complexity, and is therefore costly, time-consuming, and inherently uncertain. Numerous recent changes to the patent laws and proposed changes to the rules of the USPTO may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. For example, the Leahy-Smith America Invents Act, or AIA, enacted in 2011 involves significant changes in patent legislation. An important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party that files a patent application with the USPTO after that date but before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by the third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application.

Among some of the other changes introduced by the AIA are changes that limit where a patentee may file a patent infringement suit and provide opportunities for third parties to challenge any issued patent in the USPTO. This applies to all of our U.S. patents, even those issued before March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal court necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action.

In addition, recent court rulings in cases such as Association for Molecular Pathology v. Myriad Genetics, Inc. (Myriad I); BRCA1- & BRCA2-Based Hereditary Cancer Test Patent Litig. (Myriad II); and Promega Corp. v. Life Technologies Corp. have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. For example, in Assoc. for Molecular Pathology v. Myriad Genetics, Inc., the U.S. Supreme Court held that certain claims to naturally-occurring substances are not patentable. Although we do not believe that any of the patents owned or licensed by us will be found invalid based on this decision, we cannot predict how future decisions by the courts, the U.S. Congress, or the USPTO may impact the value of our patents.

We may be subject to claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties.

We have received confidential and proprietary information from third parties. In addition, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies. We may be subject to claims that we or our employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed confidential information of these third parties or our employees’ former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial cost and be a distraction to our management and employees.

Risks Related to Our Organization, Structure and Operation

Maintenance of high standards of manufacturing in accordance with cGMPs and other manufacturing regulations.

We, and key third-party suppliers on which we rely, currently or in the future must continuously adhere to cGMPs and corresponding manufacturing regulations of Competent Authorities. In complying with these regulations, we and our third-party suppliers must expend significant time, money and effort in the areas of design and development, testing, production, record-keeping and quality control to assure that the products meet applicable specifications and other regulatory requirements. The failure to comply with these requirements could result in an enforcement action against us, including the seizure of products and shutting down of production. We and any of these third-party suppliers may also be subject to audits by the Competent Authorities. If any of our third-party suppliers or we ourselves fail to comply with cGMPs or other applicable manufacturing regulations, our ability to develop and commercialize the products could suffer significant interruptions.

We rely on a single manufacturing facility.

We face risks inherent in operating a single manufacturing facility, since any disruption, such as a fire, natural hazards or vandalism could significantly interrupt our manufacturing capability. We currently do not have alternative production plans in place or disaster-recovery facilities available. In case of a disruption, we will have to establish alternative manufacturing sources. This would require substantial capital on our part, which it may not be able to obtain on commercially acceptable terms or at all. Additionally, we would likely experience months or years of manufacturing delays as we build or locate replacement facilities and seek and obtain necessary regulatory approvals. If this occurs, we will be unable to satisfy manufacturing needs on a timely basis, if at all. Also, operating any new facilities may be more expensive than operating our current facility. Further, business interruption insurance may not adequately compensate us for any losses that may occur, and we would have to bear the additional cost of any disruption. For these reasons, a significant disruptive event of the manufacturing facility could have drastic consequences, including placing our financial stability at risk.

We will need increased manufacturing capacity.

We may not be able to expand the manufacturing capacity within the anticipated time frame or budget or may not be able to obtain the requisite regulatory approvals for the increase in manufacturing capacity on a timely basis, or at all. If we cannot obtain necessary approvals for this contemplated expansion in a timely manner, our ability to meet demand for our products would be adversely affected. We may have difficulties in finding suitable locations or commercially acceptable terms for the leasing of such facilities. We may also have difficulties in finding a commercial partner for the construction of those facilities and/or partners for investing in the capital expenses related to the manufacturing plants. We will need to obtain GMP certification of those plants for commercial products. Obtaining those certificates may be delayed, or may not be granted.

We are highly dependent on our key personnel, and if we are not successful in attracting, motivating and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon our ability to attract, motivate and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on members of our Executive Committee, and our scientific and medical personnel. The loss of the services of any members of our Executive Committee, other key employees, and other scientific and medical advisors, and our inability to find suitable replacements, could result in delays in product development and harm our business.

Competition for skilled personnel in the biotechnology and pharmaceutical industries is intense and the turnover rate can be high, which may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all.

To induce valuable employees to remain within the Company, in addition to salary and cash incentives, we have provided warrants that vest over time. The value to employees of these equity grants that vest over time may be significantly affected by movements in our share price that are beyond our control, and may at any time be insufficient to counteract more lucrative offers from other companies. We do not maintain “key man” insurance policies on the lives of all of these individuals or the lives of any of our other employees.

The improper conduct of employees, agents, contractors, consultants or collaborators could adversely affect our reputation and business, prospects, operating results, and financial condition.

We cannot ensure that our compliance controls, policies, and procedures will in every instance protect it from acts committed by our employees, agents, contractors, or collaborators that would violate the laws or regulations of the jurisdictions in which it operates, including, without limitation, healthcare, employment, foreign corrupt practices, environmental, competition, and patient privacy and other privacy laws and regulations. Such improper actions could subject us to civil or criminal investigations, and monetary and injunctive penalties, and could adversely impact our ability to conduct business, operating results, and reputation. In particular, our business activities may be subject to anti-bribery or anti-corruption laws, regulations or rules of countries in which it operates, including the Foreign Corrupt Practices Act, or FCPA, or the U.K. Bribery Act.

Violations of these laws and regulations could result in fines, criminal sanctions against the Company, our officers, or our employees, the closing down of our facilities, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer products in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, and our business, prospects, operating results, and financial condition.

We have limited experience in sales, marketing and distribution.

Given our stage in development, we have never marketed a product and have therefore limited experience in the fields of sales, marketing and distribution of therapies. As a consequence, we will have to acquire marketing skills and develop our own sales and marketing infrastructure and would need to incur additional expenses, mobilize management resources, implement new skills and take the time necessary to set up the appropriate organization and structure to market the relevant product(s), in accordance with applicable laws.

While several of our managers have commercialized and launched high technology medical products there can be no assurance that the existing limited experience would be sufficient to effectively commercialize any or all of our product candidates. We may not be able to attract qualified sales and marketing personnel on acceptable terms in the future and therefore may experience constraints that will impede the achievement of our commercial objectives. Such events could have a material adverse effect on our business, prospects, financial situation, earnings and growth.

We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

As of June 30, 2020, we had 90 employees and six senior managers, three being under employment contracts and three under management services agreements, most of whom are full-time. As our drug product candidates move into later stage clinical development and towards commercialization, we must add a significant number of additional managerial, operational, sales, marketing, financial, and other personnel. Future growth will impose significant added responsibilities on members of management, including:

•	identifying, recruiting, integrating, maintaining, and motivating additional employees;

•

managing our internal development efforts effectively, including the clinical and FDA review process for our drug product candidates, while complying with our contractual obligations to contractors and other third parties; and

•	improving our operational, financial and management controls, reporting systems, and procedures.

Our future financial performance and our ability to commercialize our drug product candidates will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of our attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop and commercialize our drug product candidates and, accordingly, may not achieve our research, development, and commercialization goals.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our shareholders, and cause it to incur debt or assume contingent liabilities, and subject it to other risks.

We may evaluate various acquisitions and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies, or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•	increased operating expenses and cash requirements;

•	the assumption of additional indebtedness or contingent liabilities;

•	the issuance of our equity securities;

•	assimilation of operations, intellectual property and products of an acquired Company, including difficulties associated with integrating new personnel;

•	the diversion of our management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;

•	retention of key employees, the loss of key personnel, and uncertainties in our ability to maintain key business relationships;

•

risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or drug product candidates and regulatory approvals; and

•

our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if we undertake acquisitions, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense. Moreover, we may not be able to locate suitable acquisition opportunities and this inability could impair our ability to grow or obtain access to technology or products that may be important to the development of our business.

We are subject to certain covenants as a result of certain non-dilutive financial support received to date.

We have received some non-dilutive financial support from the Walloon Region to support various research programs. The support has been granted in the form of recoverable cash advances, or RCAs, and subsidies.

In the event we decide to exploit any discoveries or products from the research funded by under an RCA, the relevant RCA becomes refundable; otherwise the RCA is not refundable. We own the intellectual property rights which result from the research programs partially funded by the Region, unless it decides not to exploit, or cease to exploit, the results of the research in which case the results and intellectual property rights are transferred to the Region. Subject to certain exceptions, however, we cannot grant to third parties, by way of license or otherwise, any right to use the results without the prior consent of the Region. We also need the consent of the Region to transfer an intellectual property right resulting from the research programs or a transfer or license of a prototype or installation. Obtaining such consent from the Region could give rise to a review of the applicable financial terms. The RCAs also contain provisions prohibiting us from conducting research for any other person which would fall within the scope of a research program of one of the RCAs. Most RCAs provide that this prohibition is applicable during the research phase and the decision phase, but a number of RCAs extend it beyond these phases.

Subsidies received from the Region are dedicated to funding research programs and patent applications and are not refundable. We own the intellectual property rights which result from the research programs or with regard to a patent covered by a subsidy. Subject to certain exceptions, however, we cannot grant to third parties, by way of license, transfer or otherwise, any right to use the patents or research results without the prior consent of the Region. In addition, certain subsidies require that we exploit the patent in the countries where the protection was granted and to make an industrial use of the underlying invention. In case of bankruptcy, liquidation or dissolution, the rights to the patents covered by the patent subsidies will be assumed by the Region by operation of law unless the subsidy is reimbursed. Furthermore, we would lose our qualification as a small or medium-sized enterprise, the patent subsidies will terminate, and no additional expenses will be covered by such patent subsidies. In 2020, we will be required to make exploitation decisions on our remaining outstanding RCA related to the CAR-T platform.

Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, we are operating in an increasingly demanding regulatory environment that requires us to comply with, among other things, the Sarbanes-Oxley Act of 2002 and related rules and regulations of the Securities and Exchange Commission’s substantial disclosure requirements, accelerated reporting requirements and complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.

Management identified the following material weaknesses as of December 31, 2019: given the size of its operations, we maintain a limited finance and accounting staff, which does not ensure (i) a sufficient backup in personnel with an appropriate level of knowledge and experience in the application of IFRS, (ii) a proper and effective segregation of duties consistently, or (iii) allow the documentation, on a systematic basis, of performance of controls in accordance with internal control procedures.

Section 404 of the Sarbanes-Oxley Act requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. However, until we cease to be an “emerging growth company,” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, our independent registered public accounting firm will not be required to attest to and report on the effectiveness of our internal control over financial reporting. As such, our independent registered public accounting firm was not engaged to express, nor have they expressed, an opinion on the effectiveness of our internal control over financial reporting as of December 31, 2019 or any previous period. Had our independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional control deficiencies may have been identified by our independent registered public accounting firm.

Assessing our procedures to improve our internal control over financial reporting is an ongoing process. With the oversight of senior management and our Audit Committee, we have taken, and are taking, several remedial actions to address the material weaknesses that have been identified:

•

We have hired, and are hiring, additional finance staff, who are familiar with external financial reporting under IFRS and have experience with establishing appropriate financial reporting policies and control procedures, to provide more resources to support, design, implement and document effective internal controls over financial reporting;

•

We have engaged, and are engaging, external professional advisors with international accounting, reporting and controlling expertise to assist us in the implementation and evaluation of internal controls over financial reporting and segregating duties amongst finance and accounting personnel;

•

We have closely reviewed our Risk Control Matrix in order to perform a design gap analysis and ensure that our updated internal control environment reasonably prevents or timely detects risk of material misstatements in our financial statements;

•	We have upgraded, and are upgrading, our information technology infrastructure and accounting system to enforce proper segregation duties amongst finance and accounting information systems.

We can provide no assurance that our remediation efforts will be successful and that we will not have material weaknesses in the future. Any additional material weaknesses we identify could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to remedy the material weaknesses and conclude that our internal control over financial reporting is ineffective, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of the ADSs could decline, and we could be subject to sanctions or investigations by the NASDAQ Stock Market, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Our international operations subject it to various risks, and our failure to manage these risks could adversely affect our results of operations.

We face significant operational risks as a result of doing business internationally, such as:

•	fluctuations in foreign currency exchange rates;

•

potentially adverse and/or unexpected tax consequences, including penalties due to the failure of tax planning or due to the challenge by tax authorities on the basis of transfer pricing and liabilities imposed from inconsistent enforcement;

•	potential changes to the accounting standards, which may influence our financial situation and results;

•

becoming subject to the different, complex and changing laws, regulations and court systems of multiple jurisdictions and compliance with a wide variety of foreign laws, treaties and regulations (including those relating to corporate taxation and sales taxes);

•	reduced protection of, or significant difficulties in enforcing, intellectual property rights in certain countries;

•	difficulties in attracting and retaining qualified personnel;

•	restrictions imposed by local labor practices and laws on our business and operations, including unilateral cancellation or modification of contracts; and

•

rapid changes in global government, economic and political policies and conditions, political or civil unrest or instability, terrorism or epidemics and other similar outbreaks or events, and potential failure in confidence of our suppliers or customers due to such changes or events; and tariffs, trade protection measures, import or export licensing requirements, trade embargoes and other trade barriers.

We incur portions of our expenses, and may in the future derive revenues, in currencies other than the euro, in particular, the U.S. dollar. As a result, we are exposed to foreign currency exchange risk as our results of operations and cash flows are subject to fluctuations in foreign currency exchange rates. We currently do not engage in hedging transactions to protect against uncertainty in future exchange rates between particular foreign currencies and the euro. Therefore, for example, an increase in the value of the euro against the U.S. dollar could be expected to have a negative impact on our revenue and earnings growth as U.S. dollar revenue and earnings, if any, would be translated into euros at a reduced value. We cannot predict the impact of foreign currency fluctuations, and foreign currency fluctuations in the future may adversely affect our financial condition, results of operations and cash flows.

We or third parties upon whom we depend may be adversely affected by natural disasters and/or global health pandemics, and our business, financial condition and results of operations could be adversely affected.

The occurrence of unforeseen or catastrophic events, including extreme weather events and other natural disasters, man-made disasters, or the emergence of epidemics or pandemics, depending on their scale, may cause different degrees of damage to the national and local economies and could cause a disruption in our operations and have a material adverse effect on our financial condition and results of operations. Man-made disasters, pandemics, and other events connected with the regions in which we operate could have similar effects. If a natural disaster, health pandemic, or other event beyond our control occurred that prevented us from using all or a significant portion of our office and/or lab spaces, damaged critical infrastructure, such as our manufacturing facilities or our manufacturing facilities of our third-party contract manufacturers, or that otherwise disrupted operations, it may be difficult for us to continue our business for a substantial period of time.

On March 11, 2020 the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. Due to the COVID-19 pandemic, we experienced enrollment delays in our Phase 1 clinical trials. Specifically, in March and April 2020, we experienced a delay in enrollment in the CYAD-01 THINK and DEPLETHINK trials at multiple clinical trial sites in both Belgium and the United States. Recruitment and enrollment had recovered by the end of the second quarter of 2020. As of the date hereof, we have not experience significant delays in our CYAD-101 and CYAD-211 programs. The long-term impact of COVID-19 is uncertain and we are unable to predict whether we will experience additional delays in our clinical trials in the future.

To date, COVID-19 has had no impact on our financial statements and corporate cash flow but, with COVID-19 continuing to spread in the United States and Europe, our business operations could be delayed or interrupted, particularly if a large portion of our employees become ill. COVID-19 may also affect employees of third-party organizations located in affected geographies that we rely upon to carry out our clinical trials. The spread of COVID-19, or another infectious disease, could also negatively affect the operations at our third-party suppliers, which could result in delays or disruptions in the supply of drug product used in our clinical trials. In addition, we are taking temporary precautionary measures intended to help minimize the risk of the virus to our employees, including temporarily requiring all employees to work remotely, suspending all non-essential travel worldwide for our employees and discouraging employee attendance at industry events and in-person work-related meetings, which could negatively affect our business.

Further, timely enrollment in clinical trials is reliant on clinical trial sites which may be adversely affected by global health matters, including, among other things, pandemics such as COVID-19. For example, many of our clinical trial sites are located in regions currently being afflicted by COVID-19. Some factors from the COVID-19 outbreak that have adversely affected enrollment in our trials and may continue to affect enrollment in the future include:

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the diversion of healthcare resources away from the conduct of clinical trial matters to focus on pandemic concerns, including the attention of physicians serving as our clinical trial investigators, hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•	limitations on travel that interrupt key trial activities, such as clinical trial site initiations and monitoring;

•	interruption in global shipping affecting the transport of clinical trial materials, such as investigational drug product used in our trials; and

•	employee absences that delay necessary interactions with local regulators, ethics committees and other important agencies and contractors.

The impact of COVID-19 on our business is uncertain at this time and will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among other things, but prolonged closures or other business disruptions may negatively affect our operations and the operations of our agents, contractors, consultants or collaborators, which could have a material adverse impact our business, results of operations and financial condition.

Risks Related to Our Financial Position and Need for Capital

We have incurred net losses in each period since our inception and anticipate that we will continue to incur net losses in the future.

We are not profitable and have incurred losses in each period since our inception. For the years ended December 31, 2019 and 2018, we incurred a loss for the year of €28.6 million and €37.4 million, respectively. As of June 30, 2020, we had a retained loss of €91.0 million. We expects these losses to increase as we continue to incur significant research and development and other expenses related to our ongoing operations, continue to advance our drug product candidates through preclinical studies and clinical trials, seek regulatory approvals for our drug product candidates, scale-up manufacturing capabilities and hire additional personnel to support the development of our drug product candidates and to enhance our operational, financial and information management systems.

Our main assets are intellectual property rights concerning technologies that have not led to commercialization of any product. We have never been profitable and have never commercialized any products.

Even if we succeed in commercializing one or more of our drug product candidates, we will continue to incur losses for the foreseeable future relating to our substantial research and development expenditures to develop our technologies. We anticipate that our expenses will increase substantially if and as we:

•	continue our research, preclinical and clinical development of our drug product candidates;

•	expand the scope of therapeutic indications of our current clinical studies for our drug product candidates;

•	initiate additional preclinical studies or additional clinical trials of existing drug product candidates or new drug product candidates;

•	further develop the manufacturing process for our drug product candidates;

•	change or add additional manufacturers or suppliers;

•	seek regulatory and marketing approval for our drug product candidates that successfully complete clinical studies;

•	establish a sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval, in the European Union and the United States;

•	make milestone or other payments under any in-license agreements;

•	maintain, protect and expand our intellectual property portfolio; and

•	maintain and upgrade internal controls.

We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue.

Our prior losses and expected future losses have had and will continue to have an adverse effect on our shareholders’ equity and working capital. Further, the net losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period to period comparison of our results of operations may not be a good indication of our future performance.

We may need substantial additional funding, which may not be available on acceptable terms when needed, if at all.

Our operations have required substantial amounts of cash since inception. We expect to continue to spend substantial amounts to continue the clinical development of our drug product candidates, including our ongoing and planned clinical trials for CAR-T NKG2D and any future drug product candidates. If approved, we will require significant additional amounts in order to launch and commercialize our drug product candidates.

On June 30, 2020, we had €26.7 million in cash and no short-term investments. On September 16, 2019, we raised of $20.0 million through a U.S. public offering and concurrent European private placement.

We believe that such resources will be sufficient to fund our operations for at least the next 12 months from balance sheet date as of June 30, 2020. However, changing circumstances may cause us to increase our spending significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. We may require additional capital for the further development and commercialization of our drug product candidates and may need to raise additional funds sooner if we choose to expand more rapidly than we presently anticipate.

Our ability to raise additional funds will depend on financial, economic and market conditions and other factors, over which we may have no or limited control, and we cannot guarantee that additional funds will be available to us when necessary on commercially acceptable terms, if at all. If the necessary funds are not available, we may need to seek funds through collaborations and licensing arrangements, which may require us to reduce or relinquish significant rights to our research programs and product candidates, to grant licenses on our technologies to partners or third parties or enter into new collaboration agreements, the terms could be less favorable to us than those we might have obtained in a different context. If adequate funds are not available on commercially acceptable terms when needed, we may be forced to delay, reduce or terminate the development or commercialization of all or part of our research programs or product candidates or we may be unable to take advantage of future business opportunities.

Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our drug product candidates or technologies.

We may seek additional funding through a combination of equity offerings, debt financings, collaborations and/or licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the shareholders will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. The incurrence of indebtedness and/or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in certain additional restrictive covenants, such as limitations on our ability to incur additional debt and/or issue additional equity, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. In addition, issuance of additional equity securities, or the possibility of such issuance, may cause the market price of the Shares to decline. In the event that we enter into collaborations and/or licensing arrangements in order to raise capital, we may be required to accept unfavorable terms, including relinquishing or licensing to a third party on unfavorable terms our rights to technologies or drug product candidates that we otherwise would seek to develop or commercialize ourselves or potentially reserve for future potential arrangements when we might be able to achieve more favorable terms.

We may be exposed to significant foreign exchange risk.

We incur portions of our expenses, and may in the future derive revenues, in currencies other than the euro, in particular, the U.S. dollar. As a result, we are exposed to foreign currency exchange risk as our results of operations and cash flows are subject to fluctuations in foreign currency exchange rates. We currently do not engage in hedging transactions to protect against uncertainty in future exchange rates between particular foreign currencies and the euro. Therefore, for example, an increase in the value of the euro against the U.S. dollar could be expected to have a negative impact on our revenue and earnings growth as U.S. dollar revenue and earnings, if any, would be translated into euros at a reduced value. We cannot predict the impact of foreign currency fluctuations, and foreign currency fluctuations in the future may adversely affect our financial condition, results of operations and cash flows.

The investment of our cash and cash equivalents may be subject to risks that may cause losses and affect the liquidity of these investments.

As of June 30, 2020, we had cash and cash equivalents of €26.7 million and no short-term investments. We historically have invested substantially all of our available cash and cash equivalents in corporate bank accounts. Pending their use in our business, we may invest the net proceeds of our global offerings in investments that may include corporate bonds, commercial paper, certificates of deposit and money market funds. These investments may be subject to general credit, liquidity, and market and interest rate risks. We may realize losses in the fair value of these investments or a complete loss of these investments, which would have a negative effect on our financial statements.

Risks Related to Ownership of Our Ordinary Shares and American Depositary Shares

If securities or industry analysts do not publish research or publish inaccurate research or unfavorable research about our business, the price of the ordinary shares and the ADSs and trading volume could decline.

The trading market for the ordinary shares and the ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If no or few securities or industry analysts cover our company, the trading price for the ordinary shares and the ADSs would be negatively impacted. If one or more of the analysts who covers us downgrades the ordinary shares or the ADSs or publishes incorrect or unfavorable research about our business, the price of the ordinary shares and the ADSs would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, or downgrades the ordinary shares or the ADSs, demand for the ADSs and ordinary shares could decrease, which could cause the price of the ADSs and ordinary shares or trading volume to decline.

The market price of the shares could be negatively impacted by actual or anticipated sales of substantial numbers of ordinary shares or ADSs.

Sales of a substantial number of Shares in the public markets, or the perception that such sales might occur, might cause the market price of the Shares to decline. We cannot make any prediction as to the effect of any such sales or perception of potential sales on the market price of the Shares.

A public market for our shares may not be sustained.

We cannot guarantee the extent to which a liquid market for our ordinary shares or ADSs will be sustained. In the absence of such liquid market for our ordinary shares or ADSs, the price of our ordinary shares or ADSs could be influenced. The liquidity of the market for our ordinary shares or ADSs could be affected by various causes, including the factors identified in the next risk factor (below) or by a reduced interest of investors in biotechnology sector.

The market price of the shares may fluctuate widely in response to various factors.

A number of factors may significantly affect the market price of our ordinary shares or ADSs. The main factors are changes in our operating results and those of our competitors, announcements of technological innovations or results concerning the product candidates, changes in earnings estimates by analysts.

Other factors which could cause the price of the shares to fluctuate or could influence our reputation include, amongst other things:

•	public information regarding actual or potential results relating to products and product candidates under development by our competitors;

•	actual or potential results relating to products and product candidates under development by us;

•	developments concerning intellectual property rights, including patents;

•	regulatory and medicine pricing and reimbursement developments in Europe, the United States and other jurisdictions;

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any publicity derived from any business affairs, contingencies, litigation or other proceedings, our assets (including the imposition of any lien), our management, or our significant Shareholders or collaborative partners;

•	divergences in financial results from stock market expectations;

•	changes in the general conditions in the pharmaceutical industry and general economic, financial market and business conditions in the countries in which we operate; and

•	any publicity derived from data protection or cybersecurity breaches.

In addition, stock markets have from time to time experienced extreme price and volume volatility which, in addition to general economic, financial and political conditions, could affect the market price for the Shares regardless of the operating results or financial condition of the Company.

We have no present intention to pay dividends on our ordinary shares in the foreseeable future and, consequently, your only opportunity to achieve a return on your investment during that time is if the price of the securities increases.

We have no present intention to pay dividends in the foreseeable future. Any recommendation by our Board of Directors to pay dividends will depend on many factors, including our financial condition (including losses carried-forward), results of operations, legal requirements and other factors. Furthermore, pursuant to Belgian law, the calculation of amounts available for distribution to shareholders, as dividends or otherwise, must be determined on the basis of our non-consolidated statutory accounts prepared in accordance with Belgian accounting rules. In addition, in accordance with Belgian law and our Articles of Association, we must allocate each year an amount of at least 5% of our annual net profit under our non-consolidated statutory accounts to a legal reserve until the reserve equals 10% of our share capital. Therefore, we are unlikely to pay dividends or other distributions in the foreseeable future. If the price of the securities or the underlying ordinary shares declines before we pay dividends, investors will incur a loss on their investment, without the likelihood that this loss will be offset in part or at all by potential future cash dividends.

Takeover provisions in the national law of Belgium may make a takeover difficult.

Public takeover bids on our shares and other voting securities, such as warrants or convertible bonds, if any, are subject to the Belgian Act of 1 April 2007 on public takeover bids, as amended and implemented by the Belgian Royal Decree of April 27, 2007, or Royal Decree, and to the supervision by the Belgian Financial Services and Markets Authority, or FSMA. Public takeover bids must be made for all of our voting securities, as well as for all other securities that entitle the holders thereof to the subscription to, the acquisition of or the conversion into voting securities. Prior to making a bid, a bidder must issue and disseminate a prospectus, which must be approved by the FSMA. The bidder must also obtain approval of the relevant competition authorities, where such approval is legally required for the acquisition of the Company. The Belgian Act of 1 April 2007 provides that, subject to certain exceptions, a mandatory bid will be required to be launched for all of our outstanding shares and securities giving access to ordinary shares if a person, as a result of our own acquisition or the acquisition by persons acting in concert with it or by persons acting on their account, directly or indirectly holds more than 30% of the voting securities in a company that has our registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Royal Decree. The mere fact of exceeding the relevant threshold through the acquisition of one or more shares will give rise to a mandatory bid, irrespective of whether or not the price paid in the relevant transaction exceeds the current market price.

There are several provisions of Belgian company law and certain other provisions of Belgian law, such as the obligation to disclose important shareholdings and merger control, that may apply to us and which may make an unfriendly tender offer, merger, change in management or other change in control, more difficult. These provisions could discourage potential takeover attempts that third parties may consider and thus deprive the shareholders of the opportunity to sell their shares at a premium (which is typically offered in the framework of a takeover bid).

We may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of that company’s securities. This risk is especially relevant for us because biotechnology and biopharmaceutical companies have experienced significant share price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Holders of the shares outside Belgium and France may not be able to exercise pre-emption rights (notice for non-Belgian resident investors).

In the event of an increase in our share capital in cash, holders of shares are generally entitled to full pre-emption rights unless these rights are excluded or limited either by a resolution of the general meeting, or by a resolution of the Board of Directors (if the Board of Directors has been authorized by the general meeting in the articles of association to increase the share capital in that manner). Certain holders of shares outside Belgium or France may not be able to exercise pre-emption rights unless local securities laws have been complied with. In particular, U.S. holders of the shares may not be able to exercise pre-emption rights unless a registration statement under the

Securities Act is declared effective with respect to the shares issuable upon exercise of such rights or an exemption from the registration requirements is available. We do not intend to obtain a registration statement in the U.S. or to fulfil any requirement in other jurisdictions (other than Belgium and France) in order to allow shareholders in such jurisdictions to exercise their pre-emptive rights (to the extent not excluded or limited).

Any future sale, purchase or exchange of shares may become subject to the Financial Transaction Tax.

On February 14, 2013, the European Commission published a proposal (the Draft Directive) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (save for Estonia, the Participating Member States). However, Estonia has since then stated that it would not participate.

Pursuant to the Draft Directive, the FTT will be payable on financial transactions provided at least one party to the financial transaction is established or deemed established in a Participating Member State and there is a financial institution established or deemed established in a Participating Member State which is a party to the financial transaction, or is acting in the name of a party to the transaction. The FTT shall, however, not apply to, among others, primary market transactions referred to in Article 5(c) of Regulation (EC) No 1287/2006, including the activity of underwriting and subsequent allocation of financial instruments in the framework of their issue.

The rates of the FTT will be fixed by each Participating Member State but for transactions involving financial instruments other than derivatives shall amount to at least 0.1% of the taxable amount. The taxable amount for such transactions shall in general be determined by reference to the consideration paid or owed in return for the transfer. The FTT will be payable by each financial institution established or deemed established in a Participating Member State which is either a party to the financial transaction, or acting in the name of a party to the transaction or where the transaction has been carried out on our account. Where the FTT due has not been paid within the applicable time limit, each party to a financial transaction, including persons other than financial institutions, shall become jointly and severally liable for the payment of the FTT due.

Investors should note, in particular, that following implementation of the Draft Directive, any future sale, purchase or exchange of shares will be subject to the FTT at a minimum rate of 0.1% provided the above-mentioned prerequisites are met. The investor may be liable to pay this charge or reimburse a financial institution for the charge, and/or the charge may affect the value of the Shares. The issuance of the new Shares by the Issuer should not be subject to the FTT.

The Draft Directive is still subject to negotiation among the Participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate.

Investors should consult their own tax advisers in relation to the consequences of the FTT associated with subscribing for, purchasing, holding and disposing of the Shares.

We have been subject to an investigation by the Belgian Financial Services and Markets Authority.

The Belgian Financial Services and Markets Authority, or the FSMA, opened an investigation against us on April 22, 2014. Such investigation was related to whether we had failed to timely disclose inside information to the market in relation to the Investigational New Drug, or IND, clearance from the FDA for our CHART-2 Phase III heart-failure trial received on December 26, 2013 and reported on 9 January 2014. In April 2015, we notified the FSMA our agreement to settle our investigation by paying the proposed settlement amount of €175,000. Although such settlement does not provide for any admission of guilt on our part, the fact that we have entered into a settlement with the FSMA could cause investors to have a negative perception of our governance structure, which would have a material adverse effect on our business. Further, any future allegations (based on other facts and circumstances) that we failed to comply with applicable securities laws, whether or not true, may subject us to fines, claims and/or sanctions, which could impair our ability to offer our securities or restrict trading in our securities. The occurrence of any of the foregoing could have a material adverse effect on the trading price of our securities and our business.

The market price for the ADSs may be volatile or may decline regardless of our operating performance.

The trading price of the ADSs has fluctuated, and is likely to continue to fluctuate, substantially. The trading price of the ADSs depends on a number of factors, many of which are beyond our control and may not be related to our operating performance, including, among others:

•	actual or anticipated fluctuations in our financial condition and operating results;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	competition from existing products or new products that may emerge;

•	announcements by us, our partners or our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations, or capital commitments;

•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•	issuance of new or updated research or reports by securities analysts;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	additions or departures of key management or scientific personnel;

•	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

•	changes to coverage policies or reimbursement levels by commercial third-party payors and government payors and any announcements relating to coverage policies or reimbursement levels;

•	announcement or expectation of additional debt or equity financing efforts;

•	sales of the ADSs or ordinary shares by us, our insiders or our other shareholders;

•	general economic and market conditions; and

•	failure to meet financial reporting and internal control requirements of a US public company.

These and other market and industry factors may cause the market price and demand for the ADSs to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ADSs and may otherwise negatively affect the liquidity of our ADSs shares. In addition, the stock market in general, and biotechnology and biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.

Fluctuations in the exchange rate between the U.S. dollar and the euro may increase the risk of holding the ADSs.

Our ordinary shares currently trade on Euronext Brussels and Euronext Paris in euros, while the ADSs trade on NASDAQ in U.S. dollars. Fluctuations in the exchange rate between the U.S. dollar and the euro may result in differences between the value of the ADSs and the value of our ordinary shares, which may result in heavy trading by investors seeking to exploit such differences. In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the euro, the U.S. dollar equivalent of the proceeds that a holder of the ADSs would receive upon the sale in Belgium of any ordinary shares withdrawn from the depositary upon calculation of the corresponding ADSs and the U.S. dollar equivalent of any cash dividends paid in euros on our ordinary shares represented by the ADSs could also decline.

Holders of the ADSs are not treated as shareholders of our company.

Holders of the ADSs are not treated as shareholders of our company, unless they cancel the ADSs and withdraw our ordinary shares underlying the ADSs. The depositary (or its nominee) is the shareholder of the ordinary shares underlying the ADSs. Holders of ADSs therefore do not have any rights as shareholders of our company, other than the rights that they have pursuant to the deposit agreement.

Our shareholders residing in countries other than Belgium may be subject to double withholding taxation with respect to dividends or other distributions made by us.

Any dividends or other distributions we make to shareholders will, in principle, be subject to withholding tax in Belgium at a rate of 30%, except for shareholders which qualify for an exemption of withholding tax such as, among others, qualifying pension funds or a company qualifying as a parent company within the meaning of the Council Directive (90/435/EEC) July 23, 1990, known as the Parent-Subsidiary Directive, or that qualify for a lower withholding tax rate or an exemption by virtue of a tax treaty. Various conditions may apply and shareholders residing in countries other than Belgium are advised to consult their advisers regarding the tax consequences of dividends or other distributions made by us. Our shareholders residing in countries other than Belgium may not be able to credit the amount of such withholding tax to any tax due on such dividends or other distributions in any other country than Belgium. As a result, such shareholders may be subject to double taxation in respect of such dividends or other distributions. U.S. shareholders are encouraged to consult their own tax advisers to determine whether they can invoke the benefits and meet the limitation of benefits conditions as imposed by the U.S.-Belgium Tax Treaty.

U.S. holders of the ADSs may suffer adverse tax consequences if we are characterized as a PFIC for any taxable year.

Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company (PFIC), for U.S. federal income tax purposes. Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of cash, including the funds raised in offerings of the ADSs. If we are characterized as a PFIC, U.S. holders (as defined below under “Material Tax Considerations—Certain Material U.S. Federal Income Tax Considerations to U.S. Holders”) of the ADSs may suffer adverse tax consequences, including having gains realized on the sale of the ADSs treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on the ADSs by individuals who are U.S. holders, and having interest charges apply to distributions by us and the proceeds of sales of the ADSs.

We do not believe that we were a PFIC for the 2019 taxable year and, based on the expected composition of our income and assets, we do not expect to be a PFIC for the 2020 taxable year; however, we cannot provide any assurances regarding our PFIC status for past, current or future taxable years. Our status as a PFIC is a fact intensive determination made on an annual basis. Whether we are a PFIC for any taxable year will depend on the composition of our income and assets, and the estimated fair market values of our assets, in each year. The market value of our assets may be determined in large part by reference to the market price of the ADSs and our ordinary shares, which is likely to fluctuate. Our status as a PFIC also depends on the interpretation of the rules governing the PFIC income and asset tests, which are subject to uncertainty (including with respect to the characterization of income from government grants, for which direct legal authority does not exist).

Future sales of ordinary shares or ADSs by existing shareholders could depress the market price of the ADSs.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of ordinary shares or ADSs in the public market, the trading price of the ADSs could decline significantly. In the future we may file one or more registration statements with the SEC covering ordinary shares available for future issuance under our equity incentive plans. Upon effectiveness of such registration statements, any shares subsequently issued under such plans will be eligible for sale in the public market, except to the extent that they are restricted by the lock-up agreements referred to above and subject to compliance with Rule 144 in the case of our affiliates. Sales of a large number of the shares issued under these plans in the public market could have an adverse effect on the market price of the ADSs and the ordinary shares.

We are a Belgian public limited liability company, and shareholders of our company may have different and, in some cases, more limited shareholder rights than shareholders of a U.S. listed corporation.

We are a public limited liability company incorporated under the laws of Belgium. Our corporate affairs are governed by Belgian corporate and securities law. The rights provided to our shareholders under Belgian corporate law and our articles of association differ in certain respects from the rights that you would typically enjoy as a shareholder of a U.S. corporation under applicable U.S. federal and state laws. Under Belgian corporate law, other than certain information that we must make public and except in certain limited circumstances, our shareholders may not ask for an inspection of our corporate records, while under Delaware corporate law any shareholder, irrespective of the size of its shareholdings, may do so. Shareholders of a Belgian corporation have more limited rights to initiate a derivative action, a remedy typically available to shareholders of U.S. companies, in order to enforce a right of our Company, in case we fail to enforce such right ourselves.

A liability action can be instituted for our account by one or more of our shareholders who, individually or together, hold securities representing at least 1.0% of the votes or a part of the capital worth at least €1.25 million and have not approved of the discharge from liability that was granted to the directors. If the court orders the directors to pay damages, they are due to us, though the amounts advanced by the minority shareholders (for example attorney’s fees) are to be reimbursed by us. If the action is disallowed, the minority shareholders may be ordered to pay the costs, and, should there be grounds therefor, to pay damages to the directors, for example for having conducted provocative and reckless legal proceedings.

In addition, a majority of our shareholders present or represented at our meeting of shareholders may release a director from any claim of liability we may have, provided that the financial position of the Company are accurately reflected in the annual accounts. This includes a release from liability for any acts of the directors beyond their statutory powers or in breach of the Belgian Companies and Associations Code, provided that the relevant acts were specifically mentioned in the convening notice to the meeting of shareholders deliberating on the discharge. In contrast, most U.S. federal and state laws prohibit a company or its shareholders from releasing a director from liability altogether if he or she has acted in bad faith or has breached his or her duty of loyalty to the Company. Also, the Belgian Companies and Associations Code caps the directors’ liability at EUR 12 million, except in case of fraud or intent to cause damage, gross negligence or recurring negligence. This cap will apply on an aggregate basis for all directors of the Company. Finally, Belgian corporate law does not provide any form of appraisal rights in the case of a business combination. As a result of these differences between Belgian corporate law and our articles of association, on the one hand, and the U.S. federal and state laws, on the other hand, in certain instances, you could receive less protection as an ADS holder of our company than you would as a shareholder of a listed U.S. company.

Holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.

ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of your ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason, subject to your right to cancel your ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of your ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares.

In addition, you may not be able to cancel your ADSs and withdraw the underlying ordinary shares when you owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

As of the date of this prospectus, we are an “emerging growth company” and are availing ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make the ADSs or the ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find the ADSs or the ordinary shares less attractive because we may rely on these exemptions. If some investors find the ADSs or the ordinary shares less attractive as a result, there may be a less active trading market for the ADSs or the ordinary shares and the price of the ADSs or the ordinary shares may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities held by non-affiliates; and (4) December 31, 2020. We may choose to take advantage of some but not all of these exemptions.

We expect to cease being an emerging growth company on December 31, 2020.

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of ADSs or ordinary shares.

We are a “foreign private issuer,” as defined in the SEC’s rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act, that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we currently make annual and semi-annual filings with respect to our listing on Euronext Brussels and Euronext Paris, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Accordingly, there will be less publicly available information concerning our company than there would be if we were not a foreign private issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NASDAQ corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer listed on NASDAQ, we are subject to corporate governance listing standards. However, rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in Belgium, which is our home country, may differ significantly from corporate governance listing standards. For example, neither the corporate laws of Belgium nor our articles of association require a majority of our directors to be independent and we could include non-independent directors as members of our Nomination and Remuneration Committee, and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. Currently, we intend to follow home country practice to the maximum extent possible. Therefore, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

While we currently qualify as a foreign private issuer, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2021. In the future, we would lose our foreign private issuer status if we to fail to meet the requirements necessary to maintain our foreign private issuer status as of the relevant determination date. For example, if more than 50% of our securities are held by U.S. residents and more than 50% of the members of our Executive Committee or members of our Board of Directors are residents or citizens of the United States, we could lose our foreign private issuer status.

The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly more than costs we incur as a foreign private issuer. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. We would be required under current SEC rules to prepare our financial statements in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, rather than IFRS, and modify certain of our policies to comply with corporate governance practices associated with U.S. domestic issuers. Such conversion of our financial statements to U.S. GAAP could involve significant time and cost. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers such as the ones described above and exemptions from procedural requirements related to the solicitation of proxies.

It may be difficult for investors outside Belgium to serve process on, or enforce foreign judgments against, us or our directors and senior management.

We are a Belgian public limited liability company. Less than a majority of the members of our Board of Directors and members of our Executive Committee are residents of the United States. All or a substantial portion of the assets of such non-resident persons and most of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process upon such persons or on us or to enforce against them or us a judgment obtained in U.S. courts. Original actions or actions for the enforcement of judgments of U.S. courts relating to the civil liability provisions of the federal or state securities laws of the United States are not directly enforceable in Belgium.

The United States and Belgium do not currently have a multilateral or bilateral treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. In order for a final judgment for the payment of money rendered by U.S. courts based on civil liability to produce any effect on Belgian soil, it is accordingly required that this judgment be recognized or be declared enforceable by a Belgian court in accordance with Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium if it infringes upon one or more of the grounds for refusal that are exhaustively listed in Article 25 of the Belgian Code of Private International Law. Actions for the enforcement of judgments of U.S. courts might be successful only if the Belgian court is satisfied that:

•	the effect of the recognition of enforcement of the U.S. judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

•

the judgment was not rendered in a matter in which the parties cannot freely dispose of their rights with the sole purpose of avoiding the application of the law applicable according to Belgian rules of private international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not compatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that may be recognized in Belgium;

•	the claim has not been filed before the U.S. courts after a claim had been filed in Belgium, which relates to the same parties and the same cause of action and is still pending

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the jurisdiction of the U.S. court was not solely based on the presence within the U.S. of the defendant or assets that do not have any direct relation to the dispute;

•

the judgment does not violate specific rules in relation to the validity or registration of intellectual property rights in Belgium, the validity, operation, dissolution or liquidation of legal entities having their main seat in Belgium, and the opening, conduct or closure of insolvency proceedings; and

•	the judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued.

In addition to recognition or enforcement, a judgment by a federal or state court in the United States against us may also serve as evidence in a similar action in a Belgian court if it meets the conditions required for the authenticity of judgments according to the law of the state where it was rendered. The findings of a federal or state court in the United States will not, however, be taken into account to the extent they appear incompatible with Belgian public policy.

We may be subject at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and biopharmaceutical companies have experienced significant share price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Tax law changes could adversely affect our shareholders and our business and financial condition.

We and our subsidiaries are subject to income and other taxes in Belgium, the United States, and other tax jurisdictions throughout the world. Tax laws and rates in these jurisdictions are subject to change. Our financial condition can be impacted by a number of complex factors, including, but not limited to: (i) interpretations of existing tax laws; (ii) the tax impact of existing or future legislation; (iii) changes in accounting standards; and (iv) changes in the mix of earnings in the various tax jurisdictions in which we operate. In recent years, many such changes have been made and changes are likely to continue to occur in the future. For example, in 2017 the U.S. government enacted comprehensive tax legislation that includes significant changes to the taxation of U.S. business entities. This legislation, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for net interest expense to 30% of taxable earnings (except for certain small businesses), generated after December 31, 2017 modification of the limitations on the use of net operating losses, and the modification or repeal of many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions generally referred to as “orphan drugs”). Future changes in tax laws could have a material adverse effect on our business, cash flow, financial condition or results of operations. We urge our shareholders to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of investing in our common shares.

CAPITALIZATION

The following tables set forth the capitalization of the Company as of June 30, 2020. This information presented as of June 30, 2020 should be read in conjunction with the Company’s financial statements.

June 30, 2020
(unaudited)
(in thousands)
Cash and cash equivalents	€26,692

Short-term investments	—

Non-current debt:
Bank loans	—
Lease liabilities	2,509
Recoverable cash advances	4,538
Contingent consideration payable and other financial liabilities	27,199
Post-employment benefits	398

Total non-current debt	34,644
Equity:
Share capital	48,513
Share premium	43,349
Other reserves	29,477
Accumulated deficit	(91,021)

Total equity	30,318
Total capitalization	€64,963

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and the Belgian Companies and Association Code. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in the documents incorporated herein by reference, including our most recent Annual Report on 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit hereto. Please see the section of this prospectus entitled “Where You Can Find More Information.”

The following description includes comparisons of certain provisions of our articles of association and the Belgian Companies and Association Code applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and they are not intended to be a complete discussion of the respective rights.

Share Capital

Share Capital and Shares

Our share capital is represented by ordinary shares without nominal value. Our share capital is fully paid-up. Our shares are not separated into classes.

As of June 30, 2020, our share capital amounted to €48,512,614.57 represented by 13,942,344 fully authorized and subscribed and paid-up shares without nominal value. This number does not include outstanding warrants issued by us and granted to certain of our directors, employees and non-employees, nor any other capital increases after June 30, 2020. As of July 31, 2020, we had seven shareholders who held shares in registered form, representing 16.99% of our ordinary shares. The remainder of our ordinary shares are in dematerialized form. Neither we nor any of our subsidiaries hold any of our own shares.

As of July 31, 2020, assuming that all of our ordinary shares represented by ADSs are held by residents of the United States, we estimate that approximately 10.73% of our outstanding ordinary shares were held in the United States. The top 10 holders hold 1,058,841 ADSs out of the total amount of 1,495,541 ADSs, which represent 70.13% of the total amount of ADSs.

Other Outstanding Securities

In addition to the shares already outstanding, we have granted warrants, which upon exercise will lead to an increase in the number of our outstanding shares. A total of 1,604,156 warrants (where each warrant entitles the holder to subscribe for one new share) were outstanding and granted as of July 31, 2020, which represent approximately 10.32% of the total number of all our issued and outstanding voting financial instruments. Apart from the warrants and warrant plans, we do not currently have other share options, options to purchase securities, convertible securities or other rights to subscribe for or purchase securities outstanding. For further information, see our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Board of Directors

Belgian law does not specifically regulate the ability of directors to borrow money from us.

Article 7:96 of the Belgian Code for Companies and Associations provides that if one of our directors directly or indirectly has a personal patrimonial interest that conflicts with a decision or transaction that falls within the powers of our board of directors, the director concerned must inform our other directors before our board of directors makes any decision on such transaction. The statutory auditor must also be notified. The director may neither participate in the deliberation nor vote on the conflicting decision or transaction. A copy of the minutes of the meeting of our board of directors that sets forth the statements of the conflicted director, the nature of the transaction, the financial impact of the matter on us and the justification of the decision of our board of directors must be published in our Annual Report. The statutory auditors’ report on the annual accounts must contain a description of the financial impact on us of each of the decisions of our board of directors where director conflicts arise.

In case of non-compliance with the foregoing, we may request the annulment of the decision or the transaction which has taken place in breach of these provisions if the counterparty to the decision or the transaction was, or should have been, aware of such breach.

The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (i) the material facts as to the director’s relationship or interest and as to the transaction are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.

We rely on a provision in the Listing Rules of the NASDAQ Stock Market that allows us to follow Belgian corporate law with respect to certain aspects of corporate governance. This allows us to continue following certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NASDAQ Global Market. In particular, the Listing Rules of the NASDAQ Stock Market require a majority of the directors of a listed U.S. company to be independent, whereas in Belgium, only three directors need to be independent. Nevertheless, our board of directors is currently comprised of six independent directors and three non-independent directors. For further information, see our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. The Listing Rules of the NASDAQ Stock Market further require that each of the nominating, compensation and audit committees of a listed U.S. company be comprised entirely of independent directors. However, the Belgian Corporate Governance Code recommends only that a majority of the directors on each of these committees meet the technical requirements for independence under Belgian corporate law. At present, our Audit Committee is composed entirely of independent directors. Our nomination and remuneration committee is composed of two independent directors out of three members.

Form and Transferability of Our Shares

All of our shares belong to the same class of securities and are in registered form or in dematerialized form. All of our outstanding shares are fully paid-up and freely transferable, subject to any contractual restrictions.

Belgian company law and our articles of association entitle shareholders to request, in writing and at their expense, the conversion of their dematerialized shares into registered shares and vice versa. Any costs incurred as a result of the conversion of shares into another form will be borne by the shareholder. For shareholders who opt for registered shares, the shares will be recorded in our shareholder register.

Currency

Our share capital, which is represented by our outstanding ordinary shares, is denominated in euros.

Changes to Our Share Capital

In principle, changes to our share capital are decided by our shareholders. Our shareholders may at any time at a meeting of shareholders decide to increase or decrease our share capital. Any such resolution of shareholders must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below in “Description of Securities—Ordinary Shares—Right to Attend and Vote at Our Meeting of Shareholders—Quorum and Majority Requirements.” No shareholder is liable to make any further contribution to our share capital other than with respect to shares held by such shareholder that would not be fully paid-up.

Share Capital Increases by Our Board of Directors

Subject to the quorum and majority requirements described below in “Description of Securities—Ordinary Shares—Right to Attend and Vote at Our Meeting of Shareholders—Quorum and Majority Requirements,” our meeting of shareholders may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. A capital increase that is authorized in this manner is referred to as authorized capital. This authorization can only be granted for a renewable period of a maximum of five years as from the date of the publication of the authorization in the Annexes to the Belgian Official Gazette and may not exceed the amount of the registered share capital at the time of the authorization.

Normally, the authorization of the board of directors to increase our share capital through contributions in kind or in cash with cancellation or limitation of the preferential right of the existing shareholders is suspended if we are notified by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid on the financial instruments of the company. The shareholders’ meeting can, however, authorize the board of directors to increase the share capital by issuing further shares, not representing more than 10% of the shares of the Company at the time of such a public tender offer.

On June 8, 2020, the shareholders at the extraordinary shareholders’ meeting authorized the board of directors to increase our share capital for an amount up to €48,512,614.57, including with limitation or cancellation of the shareholders’ preferential subscription rights, in one or more times and including the authorization to make use of such authorized capital in the framework of a public tender offer.

As of the date of this prospectus, authorized capital in the amount of €48,512,614.57 still remained available under the authorized capital. As of the date hereof, our board of directors may decide to issue up to 13,942,344 ordinary shares pursuant to this authorization, without taking into account however subsequent issuances under our warrant programs or otherwise.

Preferential Subscription Rights

In the event of a share capital increase for cash through the issuance of new shares, or in the event we issue convertible bonds or warrants, our existing shareholders have a preferential right to subscribe, pro rata, to the new shares, convertible bonds or warrants. These preferential subscription rights are transferable during the subscription period.

Our shareholders may, at a meeting of shareholders, decide to limit or cancel this preferential subscription right, subject to special reporting requirements. Such decision by the shareholders must satisfy the same quorum and majority requirements as the decision to increase our share capital.

Shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian Code for Companies and Associations. Our board of directors currently has the authority to increase the share capital within the framework of the authorized capital, and the right to limit or cancel the preferential subscription right within the framework of the authorized capital. See also “—Share Capital Increases by Our Board of Directors” above.

Under the DGCL, shareholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

Purchases and Sales of Our Own Shares

We may only repurchase our own shares pursuant to authorization of our shareholders at a meeting of shareholders taken under the conditions of quorum and majority provided for in the Belgian Companies and Associations Code. Pursuant to the Belgian Companies and Associations Code, such a decision requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 75% of the share capital present or represented. If there is no quorum, a second meeting must be convened. No quorum is required at the second meeting, but the relevant resolution must be approved by a majority of at least 75% of the votes validly cast at the shareholders meeting.

Within such authorization, we may only repurchase our own shares if the amount that we would use for repurchase is available for distribution. Currently we have no such an authorization and we neither have any funds available for distribution, nor own any of our own shares.

Under the DGCL, a Delaware corporation may purchase or redeem its own shares, unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.

Belgian Legislation

Disclosure of Significant Shareholdings

The Belgian Law of May 2, 2007 regarding the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market requires each natural or legal person acquiring or transferring our shares (directly or indirectly, by ownership of ADSs or otherwise) to notify us and the FSMA each time their shareholding crosses (upwards or downwards) a threshold of 5% of the total number of outstanding voting rights allocated to the Company’s securities or any multiple thereof.

Similarly, if as a result of events changing the breakdown of voting rights, the percentage of the voting rights reaches, exceeds or falls below any of the above thresholds, disclosure is required even when no acquisition or disposal of shares or ADSs has occurred (e.g., as a result of a capital increase or a capital decrease). Finally, disclosure is also required when persons acting in concert enter into, modify or terminate their agreement resulting in their voting rights reaching, exceeding or falling below any of the above thresholds.

The disclosure statements must be addressed to the FSMA and to us at the latest on the fourth trading day following the day on which the circumstance giving rise to the disclosure occurred.

The notification can be electronically transmitted to the Company and the FSMA. The forms required to make such notifications, as well as further explanations may be found on the website of the FSMA (www.fsma.be).

Violation of the disclosure requirements may result in the suspension of voting rights, a court order to sell the securities to a third party and/or criminal liability. The FSMA may also impose administrative sanctions.

We must publish all information contained in such notifications no later than three trading days after receipt of such notification. In addition, we must mention in the notes to its annual accounts, our shareholders structure (as it appears from the notifications received). Moreover, we must publish the total share capital, the total number of voting securities and voting rights (for each class of securities (if any)), at the end of each calendar month during which one of these numbers has changed, as well as on the day on which our shares will for the first time be admitted to trading on Euronext Brussels and Euronext Paris. Furthermore, we must disclose, as the case may be, the total number of bonds convertible in voting securities (if any), whether or not incorporated in securities, to subscribe to voting securities not yet issued (if any), the total number of voting rights that can be obtained upon the exercise of these conversion or subscription rights and the total number of shares without voting rights (if any).

In accordance with U.S. federal securities laws, holders of our ordinary shares and holders of ADSs will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of our ordinary shares or ADSs, is the beneficial owners of more than 5% of our outstanding ordinary shares or ordinary shares underlying ADSs must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares or ordinary shares underlying ADSs that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.

Disclosure of Net Short Positions

Pursuant to the Regulation (EU) No. 236/2012 of the European Parliament and the Council on short selling and certain aspects of credit default swaps, any person that acquires or disposes of a net short position relating to our issued share capital, whether by a transaction in shares or ADSs, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a decrease in the price of such shares or ADSs is required to notify the FSMA if, as a result of which acquisition or disposal his net short position reaches, exceeds or falls below 0.2% of our issued share capital and each 0.1% above that. If the net short position reaches 0.5%, and also at every 0.1% above that, the FSMA will disclose the net short position to the public. Pursuant to article 28 of the Regulation (EU) No. 236/2012 of the European Parliament and the Council on short selling and certain aspects of credit default swaps, the European Securities and Markets Authority (ESMA) has imposed temporary additional transparency obligations, requiring the notification of if a net short position reaches 0.1% of the issued share capital and each 0.1% above that threshold.

Public Takeover Bids

The European Takeover Directive 2004/25/EC of April 21, 2004 has been implemented in Belgium through the law of April 1, 2007 on public takeovers, or the Takeover Law, the Royal Decree of April 27, 2007 on public takeovers and the Royal Decree of April 27, 2007 on squeeze-out bids.

Public takeover bids in Belgium for our shares or other securities giving access to voting rights are subject to supervision by the FSMA. The Takeover Law determines when a bid is deemed to be public in Belgium. Public takeover bids must be extended to all of the voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus that has been approved by the FSMA prior to publication.

The Takeover Law provides that a mandatory bid must be launched on all our shares (and our other securities giving access to voting rights), if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for its account, directly or indirectly holds more than 30% of our voting securities (directly or through ADSs). In general and except for certain exceptions, the mere fact of exceeding the relevant threshold as a result of an acquisition will give rise to the obligation to launch a mandatory tender offer, irrespective of whether or not the price paid in the relevant transaction exceeds the then current market price. In such an event, the tender offer must be launched at a price equal to the higher of the two following amounts: (i) the highest price paid by the offeror or the persons acting in concert with it for the acquisition of shares during the last 12 calendar months; and (ii) the average trading price during the last 30 days before the obligation to launch a tender offer arose. No mandatory tender offer is required, amongst other things, when the acquisition is the result of a subscription for a capital increase with application of the preferential subscription rights of the shareholders. The acceptance period for the tender offer must be at least two weeks and not more than ten weeks.

In principle, the authorization granted to the board of directors to increase the share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to the company by the FSMA of a public tender offer on the securities of such company. The shareholders meeting can, however, authorize the board of directors to increase the share capital by issuing shares representing not more than 10% of the existing shares of the company at the time of such a public tender offer.

Squeeze-out

Pursuant to Article 7:82 of the Belgian Companies and Associations Code and the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, that own together with the company 95% of the securities with voting rights in a public company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the procedure, the company is no longer deemed a public company, unless bonds issued by the company are still spread among the public. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) in order to safeguard the interests of the transferring shareholders.

The DGCL provides for shareholders appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the shareholder’s shares, in connection with certain mergers and consolidations.

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Exchange Controls and Limitations Affecting Shareholders

There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.

We are in principle under an obligation to report to the National Bank of Belgium certain cross-border payments, transfers of funds, investments and other transactions in accordance with applicable balance-of-payments statistical reporting obligations. Where a cross-border transaction is carried out by a Belgian credit institution on our behalf, the credit institution will in certain circumstances be responsible for the reporting obligations.

Right to Attend and Vote at Our Meetings of Shareholders

Annual Meeting of Shareholders

Our annual meeting of shareholders is held every year on May 5, at 9 am (Central European Time), at our registered office or at any other place in Belgium mentioned in the notice of the meeting. If this date is a Saturday, Sunday or a public holiday in Belgium, the meeting is held on the following day that is a business day in Belgium.

At the annual meeting of shareholders, the board of directors submits the audited statutory financial statements under Belgian GAAP and the reports of the board of directors and of the statutory auditor with respect thereto to the shareholders. The shareholders meeting then decides on the approval of the statutory financial statements under Belgian GAAP, the proposed allocation of the Company’s profit or loss, the discharge of liability of the directors and the statutory auditor, and, as the case may be, the reappointment or dismissal of the statutory auditor and/or of all or certain directors and the matters described in Article 7:92 of the Belgian Companies and Associations Code.

Special and Extraordinary Meetings of Shareholders

Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever our interests so require, convene a special or extraordinary meeting of shareholders. Such meeting of shareholders must also be convened when one or more shareholders holding at least one-tenth of our share capital so demands.

Under the DGCL, special meetings of the shareholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Shareholders generally do not have the right to call meetings of shareholders, unless that right is granted in the certificate of incorporation or the bylaws.

Notices Convening Meetings of Shareholders and Agenda

Notices of our meetings of shareholders contain the agenda of the meeting, indicating the items to be discussed as well as any proposed resolutions that will be submitted at the meeting.

One or more shareholders holding at least 3% of our share capital may request for items to be added to the agenda of any convened meeting and submit proposed resolutions in relation to existing agenda items or new items to be added to the agenda, provided that:

•	They prove ownership of such shareholding as at the date of their request and record their shares representing such shareholding on the record date; and

•

The additional items on the agenda and any proposed resolutions have been submitted in writing by these shareholders to the board of directors at the latest on the twenty-second day preceding the day on which the relevant meeting of shareholders is held.

The shareholding must be proven by a certificate evidencing the registration of the relevant shares in the share register of the company or by a certificate issued by the authorized account holder or the clearing organization certifying the book-entry of the relevant number of dematerialized shares in the name of the relevant shareholder(s).

The notice must be published in the Belgian Official Gazette (Belgisch Staatsblad / Moniteur belge) at least 30 days prior to the meeting of shareholders. In the event a second convening notice is necessary and the date of the second meeting is mentioned in the first convening notice, that period is seventeen days prior to the second meeting of shareholders. The notice must also be published in a national newspaper 30 days prior to the date of the meeting of shareholders, except if the meeting concerned is an annual meeting of shareholders held at the municipality, place, day and hour mentioned in the articles of association and whose agenda is limited to the examination of the annual accounts, the Annual Report of the board of directors, the Annual Report of the statutory auditor, the vote on the discharge of the directors and the statutory auditor and the vote on the items referred to in Article 7:92 of the Belgian Companies and Associations Code (i.e., in relation to a remuneration report or a severance pay). Notices of all our meetings of shareholders and all related documents, such as specific board and auditor’s reports, are also published on our website.

Convening notices must be sent 30 days prior to the meeting of shareholders to the holders of registered shares, holders of registered bonds, holders of registered warrants, holders of registered certificates issued with our cooperation and to our directors and statutory auditor. This communication is made by ordinary letter unless the addressees have individually and expressly accepted in writing to receive the notice by another form of communication, without having to give evidence of the fulfillment of such formality.

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders of a Delaware corporation must be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.

Admission to Meetings

A shareholder is only entitled to participate in and vote at the meeting of shareholders, irrespective of the number of shares he owns on the date of the meeting of shareholders, provided that his shares are recorded in his name at midnight (Central European Time) at the end of the fourteenth day preceding the date of the meeting of shareholders, or the record date:

•	in case of registered shares, in our register of registered shares; or

•	in case of dematerialized shares, through book-entry in the accounts of an authorized account holder or clearing organization.

In addition, we (or the person designated by us) must, at the latest on the sixth day preceding the day of the meeting of shareholders, be notified as follows of the intention of the shareholder to participate in the meeting of shareholders:

•

In case of registered shares, the shareholder must, at the latest on the above-mentioned date, notify us (or the person designated by us) in writing of his intention to participate in the meeting of shareholders and of the number of shares he intends to participate in the meeting of shareholders with by returning a signed paper form, or, if permitted by the convening notice, by sending an electronic form (signed by means of an electronic signature in accordance with the applicable Belgian law) electronically, to us on the address indicated in the convening notice; and

•

In case of dematerialized shares, the shareholder must, at the latest on the above-mentioned date, provide us (or the person designated by us), or arrange for us (or the person designated by us) to be provided with, a certificate issued by the authorized account holder or clearing organization certifying the number of dematerialized shares recorded in the shareholder’s accounts on the record date in respect of which the shareholder has indicated his intention to participate in the meeting of shareholders.

Each shareholder has the right to attend a meeting of shareholders and to vote at the meeting of shareholders in person or through a proxy holder. The proxy holder does not need to be a shareholder. A shareholder may only appoint one person as proxy holder for a particular meeting of shareholders, except in cases provided for in the law. Our board of directors may determine the form of the proxies. The appointment of a proxy holder must in any event take place in paper form or electronically, the proxy must be signed by the shareholder (as the case may be, by means of an electronic signature in accordance with the applicable Belgian law) and we must receive the proxy at the latest on the sixth day preceding the day on which the meeting of shareholders is held.

The board of directors must maintain a register in which, for each shareholder who has duly expressed its intention to participate to the shareholders meeting, it shall record the name and address (or registered offices) of such shareholder, the number of shares it held on the registration date and for which it has expressed its intention to participate to the meeting, as well as a description of the documents evidencing that such shareholder held the relevant shares at the registration date.

Prior to participating to the shareholders meeting, the holders of securities or their proxy holders must sign the attendance list, thereby mentioning: (i) the identity of the holder of securities, (ii) if applicable, the identity of the proxy holder, and (iii) the number of securities they represent. The representatives of shareholders-legal entities must present the documents evidencing their quality as legal body or special proxy holder of such legal entity. In addition, the proxy holders must present the original of their proxy evidencing their powers, unless the convening notice required the prior deposit of such proxies. The physical persons taking part in the shareholders meeting must be able to prove their identity.

The holders of profit certificates (if any), shares without voting rights (if any), bonds (if any), warrants or other securities issued by us (if any), as well as the holders of certificates issued with our co-operation and representative securities issued by us (if any), may attend the shareholders meeting.

Pursuant to Article 7, section 5 of the Belgian Law of May 2, 2007 regarding the disclosure of major shareholdings, a transparency declaration must be made if a proxy holder that is entitled to voting rights above the threshold of 5% or any multiple of 5% of the total number of voting rights attached to our outstanding financial instruments on the date of the relevant meeting of shareholders, would have the right to exercise the voting rights at his discretion.

Votes

Each shareholder is entitled to one vote per share. However, registered shares held for at least two consecutive years under the registered form by a shareholder are entitled to two votes per share.

Voting rights can be suspended in relation to shares:

•	that were not fully paid up, notwithstanding the request thereto of our board of directors;

•	to which more than one person is entitled, except in the event a single representative is appointed for the exercise of the voting right;

•

that entitle their holder to voting rights above the threshold of 5% or any multiple of 5% of the total number of voting rights attached to our outstanding financial instruments on the date of the relevant general meeting of shareholders, except to the extent where the relevant shareholder has notified us and the FSMA at least twenty days prior to the date of the general meeting of shareholders on which he or she wishes to vote its shareholding reaching or exceeding the thresholds above; or

•	of which the voting right was suspended by a competent court.

Quorum and Majority Requirements

Generally, there is no quorum requirement for our meeting of shareholders, except as provided for by law in relation to decisions regarding certain matters. Decisions are made by a simple majority, except where the law provides for a special majority.

Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Matters involving special legal quorum and majority requirements include, among others, amendment to the articles of association, issues of new shares, convertible bonds or warrants and decisions (except if decided by the board in the framework of the authorized capital) regarding mergers and demergers, dissolutions or other reorganizations, which require at least 50% of the share capital to be present or represented and the affirmative vote of the holders of at least 75% of the votes cast. The cancellation of the double voting attached to registered shares held for at least two consecutive years under the registered form by a shareholder requires at least 50% of the share capital to be present or represented and the affirmative vote of the holders of at least 66.66% of the votes cast.

Any modification of our corporate purpose or legal form or subject to certain exceptions the possibility of acquiring own shares requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and at least 50% of the profit certificates if any and approval by a majority of at least 75% of the share capital present or represented. If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a majority of at least 75% of the share capital present or represented.

Right to Ask Questions at Our Meetings of Shareholders

Within the limits of Article 7:139 of the Belgian Companies and Associations Code, members of the board of directors and the auditor will answer, during the meeting of shareholders, the questions raised by shareholders. Shareholders can ask questions either during the meeting or in writing, provided that we receive the written questions at the latest on the sixth day preceding the meeting of shareholders and that they have complied with the formalities to attend the meeting of shareholders.

Dividends

All shares participate in the same manner in our profits, if any. Pursuant to the Belgian Companies and Associations Code, the shareholders can in principle decide on the distribution of profits with a simple majority vote at the occasion of the annual meeting of shareholders, based on the most recent non-consolidated statutory audited annual accounts, prepared in accordance with the generally accepted accounting principles in Belgium and based on a (non-binding) proposal of the board of directors. The articles of association also authorize our board of directors to declare interim dividends subject to the terms and conditions of the Belgian Companies and Associations Code.

Pursuant to Article 7:212 of the Belgian Companies and Associations Code, dividends can only be distributed if following the declaration and payment of the dividends the amount of the company’s net assets on the date of the closing of the last financial year according to the non-consolidated statutory annual accounts (i.e., the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all as prepared in accordance with Belgian accounting rules), decreased with the non-amortized costs of incorporation and expansion and the non-amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the called capital), increased with the amount of non-distributable reserves. In addition, prior to distributing dividends, at least 5% of our annual net profit under our non-consolidated statutory accounts (prepared in accordance with Belgian accounting rules) must be allotted to a legal reserve, until the legal reserve amounts to 10% of the share capital.

The right to payment of dividends expires five years after the board of directors declared the dividend payable.

Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for either or both of the fiscal year in which the dividend is declared and the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares, property or cash.

Appointment of Directors

Our articles of association provide that our board of directors shall be composed of at least three directors.

Under our articles of association, each of PMV-TINA Comm. V, or PMV-TINA, and Sofipôle SA, or Sofipôle, and SRIW are entitled to nominate a candidate for appointment to our board of directors as long as such entity (or any of its affiliates) continues to hold a minimum number of shares. As of June 8, 2020, the number of shares was 360,775 shares for PMV-TINA, 217,600 shares for Sofipôle and 197,400 shares for SRIW.

Liquidation Rights

Our company can only be voluntarily dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at an extraordinary meeting of shareholders where at least 50% of the share capital is present or represented. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second meeting of shareholders can validly deliberate and decide regardless of the number of shares present or represented.

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our shares, each receiving a sum on a pro rata basis.

If, as a result of losses incurred, the ratio of our net assets (on a non-consolidated basis, determined in accordance with Belgian legal and accounting rules) to share capital is less than 50%, our board of directors must convene an extraordinary general meeting of shareholders within two months of the date upon which our board of directors discovered or should have discovered this undercapitalization. At this meeting of shareholders, our board of directors needs to propose either our dissolution or our continuation, in which case our board of directors must propose measures to address our financial situation. Our board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve us, provided that at least 50% of our share capital is present or represented at the meeting. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second meeting of shareholders can validly deliberate and decide regardless of the number of shares present or represented.

If, as a result of losses incurred, the ratio of our net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in the event shareholders representing 25% of the votes validly cast at the meeting can decide to dissolve the company. If the amount of our net assets has dropped below €61,500 (the minimum amount of share capital of a Belgian public limited liability company), any interested party is entitled to request the competent court to dissolve us. The court can order our dissolution or grant a grace period during which time we must remedy the situation. Holders of ordinary shares have no sinking fund, redemption or appraisal rights.

DESCRIPTION OF SECURITIES

We may offer ordinary shares, preference shares, ordinary or preference shares in the form of ADSs, warrants, units, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

ADSs

Citibank, N.A. acts as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at 1 North Wall Quay, Dublin 1 Ireland, EGSP 186.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6 (File No. 333-204724). A copy of the deposit agreement may be obtained from the SEC’s website (www.sec.gov).

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one ordinary share on deposit with the custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

Owners of our ADSs are a party to the deposit agreement, and therefore are bound to its terms and to the terms of any ADR that represents the ADSs. The deposit agreement and the ADR specify our rights and obligations as well as holders’ rights and obligations as owner of ADSs and those of the depositary. The depositary has been appointed to act on behalf of the holders of our ADSs in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of Belgium, which may be different from the laws in the United States.

An owner of ADSs may hold ADSs either by means of an ADR registered in their name, through a brokerage or safekeeping account, or through an account established by the depositary in their name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (DTC), the central book-entry clearing and settlement system for equity securities in the United States. If ADSs are held through a brokerage or safekeeping account, that holder must rely on the procedures of their broker or bank to assert their rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit a holder’s ability to exercise their rights as an owner of ADSs. All ADSs held through DTC will be registered in the name of a nominee of DTC.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

Holders of our ADSs generally have the right to receive the distributions we make on the securities deposited with the custodian. Receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Belgian laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). Holders may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of their rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to a holder if:

•	we do not timely request that the rights be distributed to a holder or we request that the rights not be distributed to a holder; or

•	we fail to deliver satisfactory documents to the depositary; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to holders. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to holders only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable holders to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to a holder, that holder will receive either cash or additional ADSs, depending on what a shareholder in Belgium would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to holders. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to a holder and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to a holder and will sell the property if:

•	we do not request that the property be distributed to a holder or if we ask that the property not be distributed to a holder; or

•	we do not deliver satisfactory documents to the depositary; or

•	the depositary determines that all or a portion of the distribution to a holder is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell such property, it may dispose of such property in any way it deems reasonably practicable.

Voting Rights

Holders of our ADSs generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by their ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital.” At our request, the depositary will distribute to holders any notice of shareholders’ meeting received from us together with information explaining how and when to instruct the depositary to exercise the voting rights of the securities represented by ADSs and what will happen (i) should the depositary not receive timely voting instructions or (ii) if voting instructions fail to specify the manner in which the depositary is to vote on behalf of the holder.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions. If the depositary timely receives voting instructions from a holder of ADSs which fail to specify the manner in which the depositary is to vote, the depositary will deem the holder to have instructed the depositary to vote in favor of the items set forth in such voting instructions. Additionally, at our request, the depositary will provide us with copies of the voting instructions it receives. Holders of our ADSs agree that we may disclose their voting instructions for purposes of compliance with Belgian law, in connection with any shareholders’ meeting.

Securities for which no voting instructions have been received will not be voted. The ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure holders of our ADSs that they will receive voting materials in time to enable them to return voting instructions to the depositary in a timely manner.

Fees and Charges

Holders of our ADSs are required to pay the following fees under the terms of the deposit agreement:

Service	Fees
• Issuance of ADSs upon deposit of ordinary shares (excluding issuances as a result of distributions of ordinary shares)	Up to U.S. $ 0.05 per ADS issued
• Cancellation of ADSs	Up to U.S. $ 0.05 per ADS canceled
• Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. $ 0.05 per ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. $ 0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. $ 0.05 per ADS held
• ADS Services	Up to U.S. $ 0.05 per ADS held on the applicable record date(s) established by the depositary

Holders of our ADSs are also responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the expenses and charges incurred by the depositary in the conversion of foreign currency;

•	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

•	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Note that the fees and charges a holder may be required to pay may vary over time and may be changed by us and by the depositary. Holders will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Taxes

Holders of our ADSs are responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. Holders of our ADSs will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs; to deliver, transfer, split and combine ADRs; or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on behalf of the holders. However, a holder may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. Holders of our ADSs are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for the holders.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. Holders of our ADSs may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements. If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	hold the foreign currency (without liability for interest) for the applicable holders.

Ordinary Shares

We may issue ordinary shares from time to time. We will set forth in the applicable prospectus supplement a description of the terms and rights of the ordinary shares that may be offered under this prospectus, including the number of shares. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preference shares being offered.

Preference Shares

We may issue preference shares from time to time, in one or more series. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preference shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series. Belgian company law and/or our articles of association may require shareholder approval for the establishment of a series of preference shares. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preference shares being offered.

Warrants

We may issue warrants for the purchase of our ordinary shares and/or preference shares and/or ordinary shares or preference shares in the form of ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue, in one or more series, units consisting of ordinary shares, preference shares, ordinary shares or preference shares in the form of ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or preference shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Belgian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the obligations under the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•

the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Unless the debt securities qualify as bonds (obligaties / obligations) under Belgian company law, we expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)

reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)

waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)

makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms of our debt securities that do not qualify as bonds (obligaties / obligations) under Belgian company law, as specified in subsequent filings, may be modified without the consent of the holders.

In the event the debt securities, however, do qualify as bonds (obligaties / obligations) under Belgian company law, the rights of the respective holders may only be modified if the provisions relating to general meetings of bondholders (algemene vergadering van obligatiehouders / assemblée générale des obligataires) as set forth in the Belgian Companies and Association Code are complied with.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.

Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•

We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

TAXATION

Material Income Tax Considerations

The information presented under the caption “Certain Material U.S. Federal Income Tax Considerations to U.S. Holders” below is a discussion of certain material U.S. federal income tax considerations to a U.S. holder (as defined below) of investing in ADSs. The information presented under the caption “Belgian Tax Consequences” is a discussion of the material Belgian tax consequences of investing in ADSs.

You should consult your own tax advisor regarding the applicable tax consequences to you of investing in ADSs under the laws of the United States (federal, state and local), Belgium, and any other applicable foreign jurisdiction.

Certain Material U.S. Federal Income Tax Considerations to U.S. Holders

The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. holder (as defined below). This summary addresses only the U.S. federal income tax considerations for U.S. holders that are initial purchasers of the ADSs pursuant to the offering and that will hold such ADSs as capital assets for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of ADSs that may be subject to special tax rules including, without limitation, the following:

•	banks, financial institutions or insurance companies;

•	brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

•	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	persons that hold the ADSs as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•

partnerships (including entities and arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold the ADSs through such an entity;

•	certain former citizens or long-term residents of the United States;

•	persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the ADSs to their financial statements;

•	holders that own (directly, indirectly, or through attribution) 10% or more of the voting power or value of the ADSs and shares; and

•	holders that have a “functional currency” for U.S. federal income tax purposes other than the U.S. dollar.

Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of the ADSs.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code; existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder, administrative and judicial interpretations thereof, and the Convention between the Government of the United States and the Government of the Kingdom of Belgium for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, signed on November 27, 2006, or the U.S.-Belgium Tax Treaty, in each case as of and available as of the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below.

There can be no assurances that the U.S. Internal Revenue Service, or IRS, will not take a contrary or different position concerning the tax consequences of the acquisition, ownership and disposition of the ADSs or that such a position would not be sustained. Holders should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning, and disposing of the ADSs in their particular circumstances.

For the purposes of this summary, a “U.S. holder” is a beneficial owner of ADSs that is (or is treated as), for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, (1) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) if the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of owning and disposing of the ADSs in its particular circumstances.

As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company,” or a PFIC, and assumes that we are not classified as a PFIC in any taxable year, except as specifically noted.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. In general, a U.S. holder who owns ADSs will be treated as the beneficial owner of the underlying shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will generally be recognized if a U.S. holder exchanges ADSs for the underlying shares represented by those ADSs.

Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Distributions. Although we do not currently plan to pay dividends, and subject to the discussion under “—Passive Foreign Investment Company Considerations” below, the gross amount of any distribution (before reduction for any amounts withheld in respect of Belgian withholding tax) actually or constructively received by a U.S. holder with respect to ADSs will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain as described below under “—Sale, Exchange or Other Taxable Disposition of the ADSs.”. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ADSs applicable to long-term capital gains

(i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs which are readily tradable on an established securities market in the United States. The ADSs are listed on the Nasdaq Global Market, or NASDAQ, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on NASDAQ. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in future years. We are incorporated under the laws of Belgium, and we believe that we qualify as a resident of Belgium for purposes of, and are eligible for the benefits of the U.S.-Belgium Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Belgium Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Dividends received by a corporate U.S. holder will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

A U.S. holder generally may claim the amount of any Belgian withholding tax as either a deduction from gross income or a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the proportionate share of a U.S. holder’s U.S. federal income tax liability that such U.S. holder’s “foreign source” taxable income bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. For foreign tax credit limitation purposes, distributions paid on ADSs that are treated as dividends will generally be foreign source income and will generally constitute passive category income. Furthermore, Belgian income taxes that are withheld in excess of the rate applicable under the U.S.-Belgium Tax Treaty (for U.S. holders that are eligible for reduced rates under the U.S.-Belgium Tax Treaty) or that are refundable under Belgian law will not be eligible for credit against a U.S. holder’s federal income tax liability. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.

In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. holder actually or constructively receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. The U.S. holder will take a tax basis in the foreign currency equal to their U.S. dollar equivalent on such date. The conversion of the foreign currency into U.S. dollars at a later date will give rise to foreign currency exchange gain or loss equal to the difference between the foreign currency’s U.S. dollar equivalent at such later time and the U.S. holder’s tax basis in the foreign currency. Any foreign currency gain or loss that a U.S. holder recognizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If a distribution received in a foreign currency is converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the distribution.

Sale, Exchange or Other Taxable Disposition of the ADSs. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s adjusted tax basis for those ADSs. Subject to the discussion under “—Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in the ADSs generally will be equal to the cost of such ADSs. Capital gain from the sale, exchange or other taxable disposition of ADSs of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ADSs exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Medicare Tax. Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ADSs. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the ADSs.

Passive Foreign Investment Company Considerations. A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets (which is measured by the fair market value of our assets, and for which purpose the total value of our assets may be determined in part by reference to the market value of the ADSs and our ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of cash, including the funds raised in offerings of the ADSs. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are a PFIC for any year with respect to which a U.S. holder owns the ADSs, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns the ADSs, regardless of whether we continue to meet the tests described above.

We do not believe that we were a PFIC for the 2019 taxable year and, based on the expected composition of our income and assets, we do not expect to be a PFIC for the 2020 taxable year; however, we cannot provide any assurances regarding our PFIC status for past, current or future taxable years. Our status as a PFIC is a fact intensive determination made on an annual basis. Whether we are a PFIC for any taxable year will depend on the composition of our income and assets, and the estimated fair market values of our assets, in each year. The market value of our assets may be determined in large part by reference to the market price of the ADSs and our ordinary shares, which is likely to fluctuate. Our status as a PFIC also depends on the interpretation of the rules governing the PFIC income and asset tests, which are subject to uncertainty (including with respect to the characterization of income from government grants, for which direct legal authority does not exist).

If we are a PFIC for any taxable year, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “—Distributions.”

Certain elections exist that would result in an alternative treatment (such as mark-to-market treatment) of the ADSs. If a U.S. holder makes the mark-to- market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to- market election is available only if we are a PFIC and the ADSs are “regularly traded” on a “qualified exchange.” The ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). NASDAQ is a qualified exchange for this purpose and, consequently, if the ADSs are regularly traded, the mark- to-market election will be available to a U.S. holder.

If a U.S. Holder makes an effective qualified electing fund election, or QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. We do not intend to provide the information necessary for U.S. holders to make QEF elections if we are treated as a PFIC for any taxable year.

If we are determined to be a PFIC for any taxable year included in the holding period of a U.S. holder, such holder may be subject to adverse tax consequences. U.S. holders should consult their tax advisors to determine whether any of these elections, or other elections for current or past taxable years, may be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be recognized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs.

If a U.S. holder owns ADSs during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the Company, generally with the U.S. holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of the ADSs.

Backup Withholding and Information Reporting. U.S. holders generally will be subject to information reporting requirements with respect to dividends on ADSs and on the proceeds from the sale, exchange or disposition of ADSs that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a correct taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting. Certain U.S. holders who are individuals and certain entities controlled by individuals may be required to report information relating to an interest in the ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their acquisition, ownership and disposition of the ADSs.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Belgian Tax Consequences

The following paragraphs are a summary of material Belgian tax consequences of the ownership of ADSs by an investor. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this prospectus, all of which are subject to change, including changes that could have retroactive effect.

The summary only discusses Belgian tax aspects which are relevant to U.S. holders of ADSs (Holders). This summary does not address Belgian tax aspects which are relevant to persons who are fiscally resident in Belgium or who avail of a permanent establishment or a fixed base in Belgium to which the ADSs are effectively connected.

This summary does not purport to be a description of all of the tax consequences of the ownership of ADSs, and does not take into account the specific circumstances of any particular investor, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ADSs in a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. Investors should consult their own advisors regarding the tax consequences of an investment in ADSs in the light of their particular circumstances, including the effect of any state, local or other national laws.

In addition to the assumptions mentioned above, it is also assumed in this discussion that for purposes of the domestic Belgian tax legislation, the owners of ADSs will be treated as the owners of the ordinary shares represented by such ADSs. However, the assumption has not been confirmed by or verified with the Belgian Tax Authorities.

Dividend Withholding Tax

As a general rule, a withholding tax of 30% is levied on the gross amount of dividends paid on the ordinary shares represented by the ADSs, subject to such relief as may be available under applicable domestic or tax treaty provisions.

Dividends subject to the dividend withholding tax include all benefits attributed to the ordinary shares represented by the ADSs, irrespective of their form, as well as reimbursements of statutory share capital by us, except reimbursements of fiscal capital made in accordance with the Belgian Companies and Associations Code. In principle, fiscal capital includes paid-up statutory share capital, and subject to certain conditions, the paid-up issue premiums and the amounts subscribed to at the time of the issue of profit-sharing certificates. As a rule, any reduction of fiscal capital is deemed to be paid out on a pro rata basis of the fiscal capital and certain reserves (in the following order: the taxed reserves incorporated in the statutory capital, the taxed reserves not incorporated in the statutory capital and the tax-exempt reserves incorporated in the statutory capital). Only the part of the capital reduction that is deemed to be paid out of the fiscal capital will, for Belgian withholding tax purposes, not be considered as a dividend distribution provided such repayment is carried out in accordance with the relevant provisions of company law.

In case of a redemption by us of our own shares represented by ADSs, the redemption distribution (after deduction of the portion of fiscal capital represented by the redeemed shares) will be treated as a dividend which in principle is subject to the withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. In case of a liquidation of our company, any amounts distributed in excess of the fiscal capital will also be treated as a dividend, and will in principle be subject to a 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

For non-residents the dividend withholding tax, if any, will be the only tax on dividends in Belgium, unless the non-resident avails of a fixed base in Belgium or a Belgian permanent establishment to which the ADSs are effectively connected.

Relief of Belgian Dividend Withholding Tax

Under the U.S.-Belgium Tax Treaty, under which we are entitled to benefits accorded to residents of Belgium, there is a reduced Belgian withholding tax rate of 15% on dividends paid by us to a U.S. resident which beneficially owns the dividends and is entitled to claim the benefits of the U.S.-Belgium Tax Treaty under the limitation of benefits article included in the U.S.-Belgium Tax Treaty (Qualifying Holders).

If such Qualifying Holder is a company that owns directly at least 10% of our voting stock, the Belgian withholding tax rate is further reduced to 5%. No withholding tax is however applicable if the Qualifying Holder, is either of the following:

•	a company that is a resident of the United States that has owned directly ADSs representing at least 10% of our capital for a twelve-month period ending on the date the dividend is declared, or

•	a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, we or our paying agent must withhold the full Belgian withholding tax, without taking into account the reduced U.S.-Belgium Tax Treaty rate. Qualifying Holders may then make a claim for reimbursement for amounts withheld in excess of the rate defined by the U.S.-Belgium Tax Treaty. The reimbursement form (Form 276 Div-Aut.) can be obtained as follows:

•	by letter from the Centre Etrangers—Team 6—17P, Boulevard du Jardin Botanique 50 boîte 3429, 1000 Brussels, Belgium;

•	by telephone at +32 (0) 257/74 040;

•	via e-mail at foreigners.team6@minfin.fed.be; or at

•	http://financien.belgium.be/nl/ondernemingen/vennootschapsbelasting/voorheffingen/roerende_ voorheffing/formulieren.

The reimbursement form is to be sent to the Centre Etrangers—Team 6—17P, Boulevard du Jardin Botanique 50 boîte 3429, 1000 Brussels, Belgium as soon as possible and in each case within a term of five years starting from the first of January of the year the withholding tax was paid to the Belgian Treasury.

Qualifying Holders may also, subject to certain conditions, obtain the reduced U.S.-Belgium Tax Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut. no later than ten days after the date on which the dividend has been paid or attributed (whichever comes first).

Additionally, pursuant to Belgian domestic tax law, dividends distributed to corporate Holders that qualify as a parent company will be exempt from Belgian withholding tax provided that the ADSs held by the Holder, upon payment or attribution of the dividends, amount to at least 10% of our share capital and are held or will be held during an uninterrupted period of at least one year, and provided the anti-abuse provision does not apply.

A Holder qualifies as a parent company if it has a legal form similar to the ones listed in the annex to the EU Parent-Subsidiary Directive of 23 July 1990 (90/435/EC), if it is considered to be a tax resident according to the laws of the United States and the U.S.-Belgium Tax Treaty, and if it is subject to a tax similar to the Belgian corporate income tax without benefiting from a tax regime that derogates from the ordinary tax regime.

In order to benefit from this exemption, the Holder must provide us or our paying agent with a certificate confirming its qualifying status and the fact that it satisfies the required conditions. If the Holder holds the ADSs for less than one year, at the time the dividends are paid on or attributed to the shares represented by the ADSs, we must deduct the withholding tax but we do not need to transfer it to the Belgian Treasury provided that the Holder certifies its qualifying status, the date from which the Holder has held the ADSs, and the Holder’s commitment to hold the shares for an uninterrupted period of at least one year. The Holder must also inform us or our paying agent when the one-year period has expired or if its shareholding drops below 10% of our share capital before the end of the one-year holding period. Upon satisfying the one-year shareholding requirement, the deducted dividend withholding tax will be paid to the Holder.

Dividends paid or attributable to a corporate Holder will under certain conditions benefit from a full withholding tax exemption, provided that the Holder has a legal form similar to the ones listed in Annex I, Part A to Council Directive 2011/96/EU of November 30, 2011 on the common system of taxation applicable in the case of parent companies and subsidiaries of different Member States, as amended by the Council Directive of July 8, 2014 (2014/86/EU) and holds a share participation in our share capital, upon payment or attribution of the dividends, of less than 10% but with an acquisition value of at least EUR 2,500,000 and has held this share participation in full legal ownership during an uninterrupted period of at least one year. The Holder should also be subject to corporate income tax or a similar tax without benefiting from a tax regime that derogates from the ordinary tax regime. The withholding tax exemption is only applied to the extent that the Belgian withholding tax cannot be credited nor reimbursed at the level of the qualifying, dividend receiving, Holder. The Holder must provide us or our paying agent with a certificate confirming its qualifying status and the fact that it meets the required conditions.

Withholding tax is also not applicable, pursuant to Belgian domestic tax law, on dividends paid to a U.S. pension fund which satisfies the following conditions:

(i)	to be an entity with a separate legal personality with fiscal residence in the United States and without a permanent establishment or fixed base in Belgium,

(ii)	whose corporate purpose consists solely in managing and investing funds collected in order to pay legal or complementary pensions,

(iii)	whose activity is limited to the investment of funds collected in the exercise of its statutory mission, without any profit-making aim and without operating a business in Belgium,

(iv)	which is exempt from income tax in the United States, and

(v)

provided that it (save in certain particular cases as described in Belgian law) is not contractually obligated to redistribute the dividends to any ultimate beneficiary of such dividends for whom it would manage the shares or ADSs, nor obligated to pay a manufactured dividend with respect to the shares or ADSs under a securities borrowing transaction. The exemption will only apply if the U.S. pension fund provides an affidavit confirming that it is the full legal owner or usufruct holder of the shares or ADSs and that the above conditions are satisfied. The organization must then forward that affidavit to us or our paying agent. In addition, the exemption will only apply if the U.S. pension fund has held the

ADSs in full legal ownership for an uninterrupted period of at least 60 days prior to the dividend payment, unless the U.S. pension fund can evidence that the legal acts or arrangements to which the dividends relate are not artificial and not set up with the principal purpose or one of the principle purpose of obtaining the benefit of this withholding tax exemption.

Non-resident individuals may be eligible for an exemption of the first tranche of dividend income up to the amount of €812 for the year of assessment 2021, i.e., for dividends paid or attributed as of January 1, 2020.

Prospective Holders are encouraged to consult their own tax advisors to determine whether they qualify for an exemption or a reduction of the withholding tax rate upon payment of dividends and, if so, the procedural requirements for obtaining such an exemption or a reduction upon the payment of dividends or making claims for reimbursement.

Capital Gains and Losses

Pursuant to the U.S.-Belgium Tax Treaty, capital gains and/or losses realized by a Qualifying Holder from the sale, exchange or other disposition of ADSs are exempt from tax in Belgium.

Capital gains realized on ADSs by a corporate Holder who is not a Qualifying Holder are generally not subject to taxation in Belgium unless such Holder is acting through a Belgian permanent establishment or a fixed place in Belgium to which the ADSs are effectively connected (in which case a 25% or 0% tax on the capital gain may apply, depending on the particular circumstances, taking into account that different rates may apply if the establishment qualifies as a small enterprise). Capital losses are generally not tax deductible.

Private individual Holders who are not Qualifying Holders and who are holding ADSs as a private investment will, as a rule, not be subject to tax in Belgium on any capital gains arising out of a disposal of ADSs. Losses will, as a rule, not be tax deductible.

However, if the gain realized by such individual Holders on ADSs is deemed to be realized outside the scope of the normal management of such individual’s private estate and the capital gain is obtained or received in Belgium, the gain will be subject to a final tax of 33%.

Moreover, capital gains realized by such individual Holders on the disposal of ADSs for consideration, outside the exercise of a professional activity, to a non-resident corporation (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity that is established outside the European Economic Area, are in principle taxable at a rate of 16.5% if, at any time during the five years preceding the realization event, such individual Holders own or have owned directly or indirectly, alone or with his/her spouse or with certain other relatives, a substantial shareholding in us (that is, a shareholding of more than 25% of our shares).

Capital gains realized by a Holder upon the redemption of ADSs or upon our liquidation will generally be taxable as a dividend. See “—Dividend Withholding Tax” above.

Estate and Gift Tax

There is no Belgium estate tax on the transfer of ADSs on the death of a Belgian non-resident. Donations of ADSs made in Belgium may or may not be subject to gift tax depending on the modalities under which the donation is carried out.

Belgian Tax on Stock Exchange Transactions

Upon the issuance of ADSs (primary market transaction) no tax on stock exchange transactions is due.

The purchase and sale or any other acquisition or transfer for consideration of existing ADSs (secondary market) in Belgium through a professional intermediary is subject to the tax on stock exchange transactions (taxe sur les opérations de bourse/taks op beursverrichtingen) currently at a rate of 0.35%, capped at EUR 1,600 per taxable transaction. A separate tax is due from each party to the transaction, both collected by the professional intermediary.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, ADSs in Belgium for their own account through a professional intermediary established in Belgium may be exempt from the tax on stock exchange transactions if they deliver a sworn affidavit to such intermediary confirming their non-resident status, unless they would be considered to have their habitual abode (for individuals) or their seat or establishment (for legal entities) in Belgium.

In addition to the above, no tax on stock exchange transactions is payable by (without this list being exhaustive): (i) professional intermediaries described in Article 2, 9 and 10 of the Law of August 2, 2002 acting for their own account, (ii) insurance companies described in Article 2, §1 of the Law of July 9, 1975 acting for their own account, (iii) professional retirement institutions referred to in Article 2, §1 of the Law of October 27, 2006 relating to the control of professional retirement institutions acting for their own account, (iv) collective investment institutions acting for their own account, (v) the aforementioned non-residents acting for their own account (upon delivery of a certificate of non-residency in Belgium), or (vi) regulated real estate companies acting for their own account.

No tax on stock exchange transactions should thus be due by Holders on the subscription, purchase or sale of ADSs, if the Holders are acting for their own account. In order to benefit from this exemption, the Holders must file with the professional intermediary in Belgium a sworn affidavit evidencing that they are non-residents for Belgian tax purposes.

Proposed Financial Transactions Tax

The European Commission has published a proposal for a Directive for a common financial transactions tax, or FTT, in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia, or collectively, the Participating Member States. However, Estonia has since stated that it will not participate, and it is unclear whether Belgium will participate.

The proposed FTT has a very broad scope and could, if introduced in its current form, apply to certain dealings in ADSs in certain circumstances. Under current proposals, the FTT could apply in certain circumstances to persons both within and outside of the Participating Member States. Generally, it would apply to certain dealings in ADSs where at least one party is a financial institution, and at least one party is established in a Participating Member State.

A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including by transacting with a person established in a Participating Member State.

The proposal currently stipulates that once the FTT enters into force, the participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC on the common system of value added tax). For Belgium, the tax on stock exchange transactions should thus be abolished once the FTT enters into force. The proposal is still subject to negotiation between the participating Member States and therefore may be changed at any time.

Prospective investors are advised to seek their own professional advice in relation to the FTT.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation organized under the laws of Belgium. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law.

Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

•	the effect of the recognition or enforcement of the U.S. judgment is not manifestly incompatible with (Belgian) public policy;

•	the judgment did not violate the rights of the defendant;

•

the judgment was not rendered in a matter where the parties cannot freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian rules of private international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium;

•	the claim has not been filed before the U.S. courts after a claim had been filed in Belgium, which relates to the same parties and the same cause of action and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the jurisdiction of the U.S. court was not solely based on the presence within the U.S. of the defendant or assets that do not have any direct relation to the dispute;

•

the judgment did not concern the registration or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties;

•	the judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court;

•	if the judgment relates to the opening, conduct or closure of insolvency proceedings (and was not rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of

May 29, 2000)), (a) the decision was taken by a judge in the state where the most important establishment of the debtor was located at the time of the opening of the insolvency proceedings, or (b) the decision was taken by the judge in the state where the debtor had an establishment other than its main establishment, in which case the effects of the recognition and enforcement of the decision will be limited to assets located in the territory of the state where the insolvency proceedings were opened; and

•

the judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax.

Each party has the right to request one original copy of a judgement rendered by a Belgian court, including a declaration of enforceability, free of charge. A stamp duty is payable for every additional original copy, with a maximum of €1,450.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Goodwin Procter LLP, Boston, Massachusetts. Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to Belgian law with respect to the validity of certain of the offered securities will be passed upon for the issuer by CMS DEBACKER SCRL and Harvest Legal, 178 Chaussée de la Hulpe, 1170 Brussels, Belgium. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Réviseurs d’Entreprises SCRL, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Réviseurs d’Entreprises SCRL Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevioren / Institut des Réviseurs d’Entreprises.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Under Belgium corporate law, the shareholders of companies elect their locally registered independent public accounting firm for a mandate of three years. At the end of each mandate, the shareholders may renew the mandate for another mandate of three years, or opt for another firm.

The decision to change our independent registered public accounting firm was recommended by the Audit Committee to the board of directors, who proposed the change at the May 5, 2020 shareholders’ meeting.

On May 5, 2020, the shareholders at our annual shareholders’ meeting decided not to renew the independent registered public accounting firm mandate of BDO Réviseurs d’Entreprises SCRL, or BDO. At the time of the shareholders’ decision, BDO had been our auditor for three years.

The report of BDO on the audit related to the consolidated financial statements of Celyad for the fiscal year ended December 31, 2019 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The report of BDO on the audit related to the consolidated financial statements of Celyad for the fiscal year ended December 31, 2018 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for each of the years ended December 31, 2019 and 2018, and the interim period January 1, 2020 through May 5, 2020, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the fiscal years ended December 31, 2019 and 2018, and the interim period from January 1, 2020 through May 5, 2020, none of the reportable events described in paragraphs (A) through (D) of Item 16F(a)(1)(v) of Form 20-F have occurred.

We engaged EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV, or EY, as our new independent registered public accounting firm as of May 5, 2020. During the two most recent fiscal years ended December 31, 2019, and the interim period January 1, 2020 to May 5, 2020, neither we nor anyone on our behalf consulted with EY on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or any matter that was the subject of a disagreement, as that term is defined in Item 16F(a)(1)(iv) of Form 20-F and the related instructions to Item 16F of Form 20-F, or a reportable event, as that term is defined in Item 16F(a)(1)(v).

We have provided BDO with a copy of the above statements and have requested that BDO furnish to us a letter addressed to the U.S. Securities and Exchange Commission stating whether or not BDO agrees with these disclosures. BDO has furnished such letter, a copy of which has been included as an exhibit to this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus is qualified in its entirety by such other information.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers and file annual and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. Additionally, we make these filings available, free of charge, on our website at www.celyad.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

Information Provided by Us

We will furnish holders of our ordinary shares with annual reports containing audited consolidated financial statements and a report by our independent registered public accounting firm. The audited consolidated financial statements will be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2019;

•

our reports on Form 6-K furnished to the SEC on March 11, 2020; March 25, 2020; May  6, 2020; May 7, 2020, June  10, 2020 and August 7, 2020 (other than portions expressly excluded from incorporation by reference);

•

the description of ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2015 (File No. 001-37452), including any subsequent amendments or reports filed for the purpose of updating such description; and

•	any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed.

Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, Rue Edouard Belin 2, 1435 Mont-Saint-Guibert, Belgium, Tel. No.: +32 10 39 41 00.

Our Annual Report on Form 20-F for the year ended December 31, 2019 and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus and any supplement to this prospectus, to the extent applicable, automatically updates and supersedes the information in our Annual Report on Form 20-F for the year ended December 31, 2019.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Up to $25,000,000

Ordinary Shares in the Form of American Depositary Shares

PROSPECTUS SUPPLEMENT

Jefferies

September 11, 2020